                                                                    Exhibit 10.n


                                 LOAN AGREEMENT


                                 by and between


                   COURTYARD BY MARRIOTT LIMITED PARTNERSHIP,

                                  as Borrower,

                                       and

                         LEHMAN BROTHERS HOLDINGS INC.,
                       doing business as Lehman Capital, a
                   division of Lehman Brothers Holdings Inc.,

                                    as Lender


                           Dated as of March 21, 1997



                                  $325,000,000

                               TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----
1. DEFINITIONS AND REFERENCES........................................................................2
      1.1. Defined Terms.............................................................................2
      1.2. Definitions Incorporated by Reference.....................................................23
      1.3. Other Definitional Provisions.............................................................24
2. THE LOAN..........................................................................................24
      2.1. Making the Loan...........................................................................24
      2.2. Mortgage Note.............................................................................25
      2.3. Use of Loan Proceeds......................................................................25
      2.4. Payment of Principal and Interest.........................................................25
      2.5. Prepayment Restrictions; Defeasance.......................................................28
      2.6. Partial Release in Connection with a Casualty, Taking or Default before Defeasance Period.33
      2.7. Partial Release after Defeasance Period...................................................34
      2.8. Yield Maintenance.........................................................................35
               2.8.1.................................................................................35
               2.8.2.................................................................................35
3. REPRESENTATIONS AND WARRANTIES....................................................................36
      3.1. Organization and Power of Borrower........................................................36
      3.2. Due Authorization and Execution...........................................................37
      3.3. No Consents Required; No Contravention....................................................37
      3.4. Title to Properties.......................................................................38
      3.5. Ground Leases.............................................................................38
      3.6. Utilities.................................................................................39
      3.7. No Violations.............................................................................40
      3.8. Other Agreements..........................................................................40
      3.9. Payment of Taxes..........................................................................40
      3.10. Litigation...............................................................................41
      3.11. Regulation U.............................................................................41
      3.12. Investment Company Act...................................................................41
      3.13. Transactions with Affiliates.............................................................41
      3.14. Non-Subordination........................................................................42
      3.15. Permits and Licenses.....................................................................42
      3.16. Patents and Trademarks...................................................................42
      3.17. Insurance................................................................................42
      3.18. ERISA....................................................................................42
      3.19. No Notice of Non-Compliance..............................................................42
      3.20. Compliance With Laws.....................................................................43
      3.21. Compliance with Environmental Laws.......................................................43

      3.22. Environmental Indemnification by Borrower................................................43
      3.23. Concerning Mortgaged Properties; Financial Statements....................................43
      3.24. Access...................................................................................44
      3.25. No Liens.................................................................................44
      3.26. Accuracy of Information..................................................................45
      3.27. Mortgages and Security Interests.........................................................45
      3.28. Assignments of Leases and Rents..........................................................45
      3.29. Foreign Person...........................................................................46
      3.30. No Defaults..............................................................................46
      3.31. No Fraudulent Conveyance.................................................................46
4. CLOSING; CONDITIONS PRECEDENT.....................................................................46
      4.1. Representations, Warranties and Covenants.................................................46
      4.2. Borrower's Actions........................................................................47
      4.3. Delivery of Documents.....................................................................47
               4.3.1.................................................................................47
               4.3.2.................................................................................47
               4.3.3.................................................................................48
               4.3.4.................................................................................48
               4.3.5.................................................................................48
               4.3.6.................................................................................48
               4.3.7.................................................................................49
               4.3.8.................................................................................49
               4.3.9.................................................................................49
               4.3.10................................................................................49
               4.3.11................................................................................50
               4.3.12................................................................................50
               4.3.13................................................................................50
               4.3.14................................................................................51
               4.3.15................................................................................51
               4.3.16................................................................................51
               4.3.17................................................................................51
               4.3.18................................................................................51
      4.4. Evidence of Authorization; Related Documents..............................................51
               4.4.1.................................................................................51
               4.4.2.................................................................................51
               4.4.3.................................................................................52
      4.5. Closing Certificate.......................................................................52
      4.6. Management Agreement......................................................................52
      4.7. Existing Debt.............................................................................52
      4.8. Payment of Lender Costs and Origination Fee...............................................52
      4.9. FF&E Reserve Account......................................................................52
      4.10. General Partner Organizational Documents.................................................53
5. AFFIRMATIVE COVENANTS.............................................................................53
      5.1. Timely Payment of Amounts Due.............................................................53

      5.2. Proceeds of the Loan......................................................................53
      5.3. Management Agreement; Ground Leases.......................................................53
      5.4. Financial and Other Information...........................................................56
               5.4.1. Quarterly Financial Statements.................................................56
               5.4.2. Borrower's Annual Financial Statements.........................................56
               5.4.3. Budgets........................................................................57
               5.4.4. Hotel Operating Statistics.....................................................57
               5.4.5. Certificates Regarding Defaults................................................58
               5.4.6. Proposed Amendments to Partnership Agreement...................................58
               5.4.7. Environmental Conditions.......................................................58
               5.4.8. Evidence of Tax Payments.......................................................58
               5.4.9. Change in MII Cash Management Conditions.......................................58
      5.5. Maintenance of Existence, Etc.............................................................58
      5.6. Compliance with Applicable Laws...........................................................59
      5.7. Maintenance of Books; Inspection of Properties and Books..................................59
      5.8. Notice of Litigation; Disputes............................................................59
      5.9. Mortgaged Property Operations; Maintenance................................................60
      5.10. Separate Existence.......................................................................60
      5.11. Cash Management..........................................................................61
      5.12. Independent Director.....................................................................62
6. NEGATIVE COVENANTS................................................................................62
      6.1. Limitation on Indebtedness................................................................62
      6.2. Limitation on Liens.......................................................................62
      6.3. Merger or Consolidation; Permitted Reorganization.........................................63
      6.4. Single Purpose............................................................................68
      6.5. Amendments to Agreements..................................................................69
               6.5.1.................................................................................69
               6.5.2.................................................................................69
      6.6. Distributions.............................................................................69
      6.7. Permitted Transfers.......................................................................70
7. EVENTS OF DEFAULT.................................................................................70
      7.1. Default; an Event of Default..............................................................70
               7.1.1.................................................................................70
               7.1.2.................................................................................70
               7.1.3.................................................................................70
               7.1.4.................................................................................71
               7.1.5.................................................................................71
               7.1.6.................................................................................71
               7.1.7.................................................................................71
               7.1.8.................................................................................72
               7.1.9.................................................................................73
               7.1.10................................................................................73
               7.1.11................................................................................73
               7.1.12................................................................................73

               7.1.13................................................................................73
               7.1.14................................................................................73
               7.1.15................................................................................74
      7.2. Remedies..................................................................................74
               7.2.1.................................................................................74
               7.2.2.................................................................................74
               7.2.3.................................................................................74
               7.2.4.................................................................................75
      7.3. Remedies Cumulative.......................................................................75
      7.4. Default Interest..........................................................................75
      7.5. Default Indemnity.........................................................................75
8. INSURANCE.........................................................................................76
      8.1. Maintenance of Insurance..................................................................76
      8.2. Payment and Application of Insurance Proceeds.............................................76
      8.3. Earthquake Insurance......................................................................76
      8.4. Environmental Insurance...................................................................77
9. SECURITIZATION....................................................................................78
      9.1. Securitization............................................................................78
      9.2. No Assignment by Borrower.................................................................79
      9.3. Method of Payment.........................................................................79
10. ASSIGNMENT AND PARTICIPATION.....................................................................79
11. MISCELLANEOUS....................................................................................79
      11.1. Limitation on Liability..................................................................79
      11.2. Entire Agreement, Amendments.............................................................80
      11.3. Notices..................................................................................81
      11.4. No Waiver; Cumulative Remedies...........................................................82
      11.5. Waiver of Jury Trial.....................................................................82
      11.6. Governing Law; Consent to Jurisdiction...................................................82
      11.7. Payment of Expenses......................................................................83
               11.7.1. ..............................................................................83
               11.7.2. ..............................................................................83
      11.8. Severability.............................................................................83
      11.9. Gender, Etc..............................................................................84
      11.10. Headings................................................................................84
      11.11. Counterparts; Facsimiles................................................................84
      11.12. No Third Party Beneficiary..............................................................84
      11.13. No Liability of Lender..................................................................84

                                LOAN AGREEMENT

          THIS LOAN AGREEMENT (this "Agreement") is entered into as of March 21, 1997, by and between COURTYARD BY MARRIOTT LIMITED PARTNERSHIP, a Delaware limited partnership having its principal office at 10400 Fernwood Road, Bethesda, Maryland 20817 ("Borrower" or the "Borrower"), and LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation, doing business as Lehman Capital, a division of Lehman Brothers Holdings Inc., having its principal office at 3 World Financial Center, New York, New York 10285 ("Lender" or the "Lender").


          WHEREAS, the Borrower has requested the Lender to make a loan (the "Loan") to the Borrower, and the Lender has agreed to make the Loan to the Borrower, for the purposes and on the terms and conditions described herein;

          WHEREAS, the Loan is evidenced by that certain Mortgage Note dated as of the date hereof by the Borrower to the order of the Lender and its successors and assigns in the principal amount of Three Hundred Twenty-Five Million and No/100 Dollars ($325,000,000), which is to be secured by, among other things, first-priority liens on the Borrower's assets, consisting primarily of 50 Courtyard by Marriott Hotels and related assets;

          WHEREAS, the parties hereto desire to set forth their agreement regarding the making of the Loan and the terms and conditions upon which the Loan shall be made and repaid;

          WHEREAS, without limiting any other rights that the Lender has to assign the Mortgage Note and the other Loan Documents (as hereinafter defined), the Lender may assign the Mortgage Note and the other Loan Documents, together with mortgage loans made to other borrowers, to, among others, a Trustee (as hereinafter defined) for the benefit of the Holders (as hereinafter defined), who may appoint a Servicer (as hereinafter defined) and, following such assignment, all rights of the Lender hereunder will inure to the benefit of the Trustee, for the benefit of the Trust (as hereinafter defined), and to the Servicer, on behalf of the Trustee, and the term "Lender" as used herein, shall, following such assignment, include the Trustee and the Servicer, on behalf of the Trustee; and

          WHEREAS, unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in Section 1.1 hereof;

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   DEFINITIONS AND REFERENCES

     1.1. Defined Terms


          Unless the context otherwise requires, capitalized terms used herein shall have the respective meanings specified in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms defined).

          "Account" means any Local Account, the Manager's Account, any Lockbox Account, the FF&E Reserve Account, the Cash Collateral Account, the Operating Account, or any subaccount of any of them, as described in the Cash Management Procedures attached as Schedule 5.11 hereto.
                       -------------

          "Accounting Period" means (a) initially, each accounting period of four consecutive weeks having the same beginning and ending dates as the Manager's corresponding four week accounting periods, except that the last Accounting Period in a Fiscal Year may be longer than four consecutive weeks when and to the extent necessary to conform the accounting system to the Manager's Fiscal Year or to the calendar year, or (b) if the accounting year on the basis of which the Mortgaged Properties are operated is changed to a calendar year or a conventional 365-day fiscal year, "Accounting Period" shall mean each calendar month in such calendar or fiscal year.

          "Accounting Quarter" means (a) initially, three (or, in the case of the last Accounting Quarter in any Fiscal Year, four) consecutive Accounting Periods, ending on the last day of the third, sixth, ninth and last Accounting Periods in each Fiscal Year, or (b) if the accounting year on the basis of which the Mortgaged Properties are operated is changed to a calendar year or a conventional 365-day fiscal year, "Accounting Quarter" shall mean each of the fiscal quarters in such calendar or fiscal year (i.e., there shall be four
                                                 ----
consecutive Accounting Quarters of three months each).

          "Adjusted Interest Rate" means the rate determined on the Scheduled Maturity Date as the greater of (i) 9.865% and (ii) the sum of (A) two percentage points (2%) and (B) the average, calculated by linear interpolation (rounded to three decimal places), of the yields of the United States Treasury Constant Maturities with the terms (one longer and one shorter) most nearly approximating those of U.S. Obligations having maturities as close as possible to the fifteenth anniversary of the Scheduled Maturity Date, as determined by the Lender on the basis of Federal Reserve Statistical Release H.15-Selected Interest rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or such other recognized source of financial market information as may reasonably be selected by the Lender, in each case on the last Business Day of the week immediately prior to the Scheduled Maturity Date.

          "Adjusted Operating Expenses" means, for any Reference Period, all Deductions (as such term is defined in the Management Agreement) incurred or accrued in the operation of the Mortgaged Properties during such Reference Period; provided that Adjusted Operating Expenses shall not include any Subordinated Obligations.

          "Affiliate" means, as to any Person, (a) any Person directly or indirectly owning, controlling, or holding power to vote ten percent (10%) or more of the outstanding equity securities as to the Person in question; (b) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by the Person in question; (c) any Person directly or indirectly controlling, controlled by, or under common control with the Person in question; (d) if the Person in question is a corporation or limited liability company, any executive officer, director, member or manager of the Person in question or of any corporation or limited liability company directly or indirectly controlling, controlled by, or under common control with the Person in question; and (e) if the Person in question is a partnership, any general partner of such partnership. As used in this definition of "Affiliate," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

          "Agreement" means this Loan Agreement, as it may be amended, supplemented or modified from time to time.

          "Allocated Loan Amount" means the portion of the Loan that is allocated to a particular Mortgaged Property, as set forth on Schedule 2.4.1
                                                              --------------
hereof.

          "Assignments of Leases and Rents" means those certain Assignments of Leases and Rents dated as of the date hereof made by Borrower to the Lender with respect to each Hotel.

          "Authorized Accounting Officer" means the officer of the General Partner who has primary responsibility for accounting matters, or one of his or her duly authorized representatives who, as set forth in a written notice of such officer to the Lender, is duly authorized to act on behalf of such officer in connection with this Agreement and the other Loan Documents.

          "Award" has the meaning ascribed to it in any applicable Mortgage or Mortgages.

          "Bank Debt" has the meaning ascribed to it in Section 2.3(a) hereof.

          "Bankruptcy Law" means title 11, United States Code, or any similar federal, state or foreign law for the relief of creditors.

          "Base Rate" means 7.865% per annum.

          "Base Rate Interest" means interest on the Mortgage Note at the Base Rate.

          "Borrower" means (a) Courtyard by Marriott Limited Partnership, a Delaware limited partnership, or (b) any Person that acquires the Hotels and succeeds to or assumes the obligations of Courtyard by Marriott Limited Partnership hereunder and under the other Loan Documents pursuant to a Permitted Reorganization.

          "Borrower Documents" has the meaning ascribed to it in Section 3.26 hereof.

          "Business Day" means a day other than (i) a Saturday or a Sunday or
(ii) a day on which federally insured depository institutions in New York State are required or authorized by law, governmental decree or executive order to be closed.

          "CBMLP" means Courtyard by Marriott Limited Partnership, a Delaware limited partnership.

          "CBM One" means CBM One Corporation, a Delaware corporation that is a wholly owned subsidiary of Host Marriott and is the general partner of Borrower.

          "CPI Percentage" means, for any Fiscal Year, the percentage by which the "Consumer Price Index for All Urban Consumers (CPI-U); U.S. City Average, 1982-84 = 100, All Items" (or appropriate substitute index if such index is no longer published) (the "CPI") for December of the preceding Fiscal Year exceeds the CPI for December 1996.

          "Cash Collateral Account" has the meaning specified in Section 4 of the Cash Management Procedures attached as Schedule 5.11 hereto.
                                           -------------

          "Cash Management Procedures" means the provisions of Schedule 5.11
                                                               -------------
hereto.

          "Casualty" has the meaning ascribed to it in any applicable Mortgage.

          "Certificates" has the meaning ascribed to it in Section 9.1 hereof.

          "Closing" has the meaning ascribed to it in the first paragraph of
Section 4 hereof.

          "Closing Date" means March 21, 1997.

          "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time, and any successor statute of similar import, and the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections and all related regulations.

          "Collateral" means the "Property" (as defined in each of the Mortgages, whether individually or taken as a group, as the context may require), together with such other collateral or property as may be pledged, liened or encumbered from time to time as security for the Loan under any other Security Documents.

          "Collateral Assignment of Management Agreement" means that certain Collateral Assignment of Management Agreement and Subordination Agreement, dated as of the Closing Date, by and among the Borrower, the Manager, and the Lender in favor of the Lender.

          "Consolidated DSCR" means the ratio of (x) the Net Operating Income for the applicable Reference Period to (y) the aggregate amount of principal and interest scheduled to be payable on the Mortgage Note during such Reference Period and on any existing or proposed Parent Debt during the 13 full Accounting Periods next following the date of determination.

          "Consolidated Loan to Value Ratio" means the ratio of (x) the sum of the aggregate principal balance of the Mortgage Note and any existing Parent Debt or proposed Parent Debt on the date of determination divided by (y) the aggregate appraised values of the Mortgaged Properties as of a date no more than 12 months prior to the date of determination, which appraisals shall be prepared on a basis that assumes the Borrower holds a fee simple estate in all Mortgage Properties that are subject to a Marriott Ground Lease, and shall be reviewed by an MAI appraiser from a nationally recognized appraisal firm with at least fifteen years experience appraising similar type properties and otherwise reasonably acceptable to the Lender, and certified by such MAI appraiser as having been prepared in accordance with the requirements of the Standards of Professional Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation.

          "Cooperation Agreement" means that certain Cooperation Agreement dated as of the Closing Date, by and among the Borrower, Host Marriott, the Manager and the Lender.

          "DCR" means Duff & Phelps Credit Rating Co.

          "Debt" means the obligations of the Borrower under the Loan Documents, together with all interest thereon, and all other sums, including, without limitation, fees, expenses, commissions, premiums and indemnities, which may or shall become due under any of the Loan Documents, including the costs and expenses of enforcing any provision of the Loan Documents that may be reimbursable hereunder.

          "Debt Service Period" means the period commencing on (and including) the tenth (10th) day of each calendar month (or with respect to the first Debt Service Period, the period commencing on (and including) the Closing Date) and ending on (and excluding) the tenth (10th) day of the next succeeding calendar month.

          "Debt Service Release Conditions" means, with respect to any proposed Release, the following conditions:


          (1) If the Post-Release DSCR for the Reference Period applicable to the proposed Release is less than 2.60:1, the Post-Release DSCR for the Reference Period applicable to the proposed Release cannot be less than the greater of (a) 1.935:1 and (b) the Pre-Release DSCR for such Reference Period; or

          (2) If the Post-Release DSCR for the Reference Period applicable to the proposed Release is greater than or equal to 2.60:1, the following conditions are satisfied:


               (x) the Pre-Release DSCR with respect to the proposed Release shall not have exceeded the Post-Release DSCR with respect to the proposed Release by more than .05:1; and

               (y) (i) the sum of the Pre-Release DSCRs with respect to the proposed Release and the respective Pre-Release DSCRs with respect to each Prior Reference Period Release during the Reference Period applicable to the proposed Release shall not have exceeded (ii) the sum of the Post-Release DSCR with respect to the proposed Release and the respective Post-Release DSCRs with respect to each Prior Reference Period Release by more than .05:1.


In connection with any Release, the Borrower shall perform the foregoing calculations and provide the Lender with a certificate that the applicable conditions are satisfied.

          "Default" has the meaning ascribed to it in Section 7.1 hereof.

          "Default Interest" means (i) interest accruing on any overdue principal amount of the Mortgage Note at a rate per annum equal to the difference between the Default Interest Rate minus the Interest Rate, and (ii) interest accruing on any overdue interest and any other overdue payments under any Loan Documents at the Default Interest Rate.

          "Default Interest Rate" has the meaning ascribed to it in Section 7.4 hereof.

          "Defeasance Collateral" has the meaning ascribed to it in Section 2.5(a)(iv)(A) hereof.

          "Defeasance Deposit" has the meaning ascribed to it in Section 2.5(g) hereof.

          "Defeasance Period" has the meaning ascribed to it in Section 2.5(a) hereof.

          "Defeasance Security Agreement" has the meaning ascribed to it in
Section 2.5(a)(iv)(A) hereof.

          "Defeased Note" has the meaning ascribed to it in Section 2.5(a)(iv)(D) hereof.

          "Deferred Incentive Management Fees" means the unpaid balance from time to time of the Deferred Incentive Management Fees (as defined in the Management Agreement) following any payments thereof to the Manager pursuant to
Section 5.02 of the Management Agreement; such fees (before payment of the amount described in Section 2.3(b) hereof) total $6,500,000 as of the Closing Date.

          "Deferred Interest" means the difference between (i) interest accrued and unpaid on the Mortgage Note (other than any Defeased Note if such Defeased
Note is prepaid in full within ten (10) business days after the Scheduled Maturity Date) calculated at the Adjusted Interest Rate and (ii) interest paid on the Mortgage Note (other than any Defeased Note if such Defeased Note is prepaid in full within ten (10) business days after the Scheduled Maturity Date) at the Base Rate.

          "Due Date" means the tenth (10th) day of each calendar month, or, if in any calendar month the tenth (10th) day is not a Business Day, the Business Day immediately preceding the tenth (10th) day.

          "ERISA" means the Employee Retirement Income Security Act of 1974 (together with all rules and regulations promulgated thereunder), as amended, supplemented, or modified from time to time.

          "ERISA Affiliate" means any trade or business under common control (as it is defined in Section 414(b) or 414(c) of the Code or Section 4001(b)(1) of ERISA) with Borrower.

          "Earthquake Casualty Reserve Account" has the meaning ascribed to it in Section 8.3 hereof.

          "Election" has the meaning ascribed to it in Section 5.3 hereof.

          "Eligible Account" means either (i) an account maintained with a federal or state chartered depository institution or trust company, (a) if the funds therein are to be retained for more than 40 days, the long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the long-term unsecured debt obligations of the holding company of which) are rated by each Rating Agency in one of its two highest rating categories (or such other ratings as will not result in the rating of any of the Certificates being reduced below their respective ratings on the date determination is to be made and as to which the Rating Agencies may otherwise agree) at the time of the deposit therein, or
(b) if the funds therein are to be retained for less than 40 days, the short-term unsecured debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the long-term unsecured debt obligations of the holding company of which), as the case may be, are rated not lower than A-1+ by the applicable Rating Agencies, or (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity provided that such account is subject to fiduciary funds on deposit regulations (or internal guidelines) substantially similar to 12 C.F.R. (S)9.10(b), or (iii) an account in any other insured depository institution reasonably acceptable to the Lender, so long as prior to the establishment of an account in any such other depository institution each of the Rating Agencies shall have delivered a Rating Comfort Letter with respect thereto.

          "Engineering Surveys" means those reports of recent date prior to the Closing Date prepared by Building Evaluation Services & Technology, Inc. concerning the physical condition of the Hotels.

          "Environmental Indemnity Agreement" means the Environmental Indemnity Agreement, dated as of the date hereof among the Borrower, the General Partner and the Lender.

          "Environmental Laws" has the meaning ascribed to it in the definition of "Hazardous Materials" herein.

          "Event of Default" has the meaning ascribed to it in Section 7.1 hereof.

          "Excess Cash Flow" means, for any Accounting Period, the difference between (i) Net Operating Income and (ii) the sum of (A) the Monthly Debt Service Payments, (B) other Debt then due and payable to the Lender pursuant to this Agreement or any of the other Loan Documents (other than Default Interest, Deferred Interest and payments required under Section 2.4.4(d) hereof), and (C) to the extent not duplicative of the foregoing, withdrawals from the Cash Collateral Account applied for the purposes set forth in clauses (B) through (N) of Section 4.4 of the Cash Management Procedures or, if Section 6.10 of the Cash Management Procedures is applicable, clauses (B) through (M) thereof.

          "FF&E" means (i) furniture, fixtures, furnishings and equipment and
(ii) FF&E Replacements.

          "FF&E Replacements" has the meaning ascribed to such term in the Management Agreement and, to the extent agreed by the Manager, also includes alterations (including major repairs), improvements, renewals, and replacements to the structural, mechanical, electrical, heating, ventilating, air conditioning, plumbing, and vertical transportation elements of a Hotel.

          "FF&E Reserve Account" has the meaning specified in Section 7 of the Cash Management Procedures attached as Schedule 5.11 hereto.
                                       -------------

          "FF&E Reserve Contribution" means the contribution required to be made pursuant to Section 8.02 of the Management Agreement.

          "Final Maturity Date" means April 10, 2017.

          "Financial Statements" means the financial statements of the Borrower furnished to the Lender from time to time pursuant to Section 5.4 hereof.

          "Fiscal Year" means the period beginning January 1 of each year through and including December 31 of such year; provided, however, that, for purposes of calculating (a) any amount attributable to any Reference Period or
(b) other amounts calculated with reference to the fiscal accounting periods of the Manager, "Fiscal Year" shall mean the fiscal year of the Manager, as defined in the Management Agreement.

          "Fixed Asset Supplies" means supply items, including linen, china, glassware, tableware and similar items relating to the Mortgaged Properties.

          "Force Majeure" means acts of God, acts of war, civil disturbance, or governmental action, excluding any casualty customarily covered by insurance.

          "GAAP" means generally accepted accounting principles in the United States of America (as such principles may change from time to time) applied on a consistent basis (except for changes in application as to which Borrower's independent certified public accountants concur), both as to classification of items and amounts, within any applicable period and as to prior periods.

          "GP Certificate" means the Restated Certificate of Incorporation of CBM One.

          "General Partner" means CBM One, in its capacity as general partner of the Borrower, or a Person that becomes the general partner of the Borrower in connection with a Permitted Reorganization (or the managing member of the Borrower, if the Borrower is a limited liability company following such Permitted Reorganization) and enters into the Joinder By General Partner included following the signature pages of this Agreement.

          "Governmental Authority" means any nation, government, state, or political subdivision of any thereof, including any court or any other entity exercising executive, legislative, regulatory, judicial, or administrative functions of, or pertaining to, government.

          "Gross Revenues" means with respect to a Mortgaged Property or Mortgaged Properties, for any period, all revenue and income of any kind derived from the Mortgaged Property or Mortgaged Properties and all departments and parts thereof, including rentals or other payments from lessees, licensees, or concessionaires in the Mortgaged Property or Mortgaged Properties (but not including gross receipts of any such lessees, licenses, or concessionaires except as may be received by or on behalf of the Borrower as rent), the proceeds of business interruption insurance and telephone, food and beverage charges, all determined in accordance with GAAP, excluding all refunds, rebates, discounts, and credits of a similar nature, given, paid, or returned by the Borrower or the Manager in the course of obtaining such revenue and income. Nevertheless, any amounts received, recognized, or realized in the nature of the following shall not be included as Gross Revenues: (i) applicable sales, use, and excise taxes or similar governmental charges collected directly from patrons or guests, or as part of the sales price of any goods, services, or displays (including occupancy, gross receipts, admission, cabaret, or similar or equivalent taxes);
(ii) gratuities; (iii) Net Sales Proceeds; and (iv) interest earned on any reserves, including, without limitation, the FF&E Reserve Account.

          "Ground Leases" means the leases of Land on which 32 of the Mortgaged Properties (and a portion of one other Mortgaged Property) are located (31 of which are Marriott Ground Leases), which ground leases are more fully described on Schedule B attached hereto and incorporated herein, as the same may be
   ----------
amended or extended from time to time in accordance with the terms hereof.

          "Ground Lease Rental Subordination Agreement" means the Marriott Ground Lease Rental Subordination Agreement, dated as of the Closing Date, by the Marriott Ground Lessors in favor of the Lender.

          "Ground Lessor" means a Third Party Ground Lessor or a Marriott Ground Lessor.

          "Hazardous Materials" means any substances, materials, or wastes, whether solids, liquids or gases, that are defined as "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," or other substantially similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, ("CERCLA"), as
amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. (S) 9601 et seq.; the Toxic Substance Control Act ("TSCA"), 15 U.S.C. (S) 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1802 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. (S) 9601 et seq.; the Clean Water Act ("CWA"), 33 U.S.C. (S) 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. (S) 300f et seq.; the Clean Air Act ("CAA"), 42 U.S.C. (S) 7401 et seq.; or other applicable Laws pertaining to the regulation of hazardous, toxic or dangerous materials or wastes or the protection of the environment, including any plans, rules, regulations, orders or ordinances adopted, or other criteria and guidelines promulgated, pursuant to such laws, whether now or hereafter in effect (collectively referred to herein as "Environmental Laws"). Hazardous Materials includes, but is not limited to, polychlorinated biphenyls (PCBs), petroleum and petroleum products and byproducts, and asbestos.

          "High Yield Lender" means one or more institutional lenders or issuers of debt securities, including, without limitation, a trustee on behalf of holders of debt securities, that advance Parent Debt.

          "Holders" means the holders of record from time to time of the Certificates.

          "Host Marriott" means Host Marriott Corporation, a Delaware corporation and the corporate parent of CBM One.

          "Hotel" means the hotel operated on any one of the Mortgaged Properties (or each of them, as the context may require) and "Hotels" means any two or more of the Mortgaged Properties (or all of them, as the context may require).

          "Improvements" means all buildings, structures, paving, sidewalks, parking areas, curbing, landscaping, signage, lighting, utilities and other improvements from time to time located on all or any part of the Land (including, without limitation, the buildings that are operated as the Hotels), and any modifications, additions, restorations or replacements of the whole or any part thereof.

          "Impositions" has the meaning ascribed to it in the Mortgages.

          "Incentive Management Fees" means the fees designated as "Incentive Management Fees" under the Management Agreement.

          "Indebtedness" of any Person means (a) any liabilities and obligations of such Person, contingent or otherwise, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures, or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of such Person's business that would constitute ordinarily a trade payable to trade creditors, (iv) representing the Subordinated Obligations that remain unpaid, (v) evidenced by bankers' acceptances, (vi) for the payment of money relating to a capitalized lease obligation or sale/leaseback obligation (but excluding any obligations under any Ground Lease in existence on the Closing Date that may be a capitalized lease obligation), or (vii) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit or (b) any liabilities and obligations of others of the kind described in the preceding clause (a) that such Person has guaranteed or that are otherwise its legal liability or which are secured by any assets or property of such Person, including, without limitation, any obligations to purchase, redeem, or acquire any capital stock or similar interests.

          "Independent Director" means a person who is not, and has not within the past five years been, (i) an officer, director, employee, partner, member, stockholder or beneficial-interest holder of the General Partner or the Borrower; (ii) an officer, director, employee, partner, member, beneficial-interest holder or stockholder of any "Affiliate" (as defined below) of the General Partner or the Borrower; (iii) a customer or supplier of the Borrower or any Affiliate thereof (other than a hotel guest or a customer or supplier that does not derive more than 10% of its revenues from its activities with the Borrower or any Affiliate thereof); or (iv) a spouse, parent, sibling, or child of any person described in (i), (ii), or (iii); provided, however, that a person shall not be deemed to be a director of an Affiliate solely by reason of such person being a director of a single-purpose entity that would otherwise be deemed to be an Affiliate because they are under common control. For the purpose of this definition alone, "Affiliate" means any person or entity (i) which owns beneficially, directly or indirectly, more than 10% of the outstanding shares of common stock of the General Partner or which is otherwise in control of the General Partner, (ii) of which more than 10% of the outstanding voting securities are owned beneficially, directly or indirectly, by any person or entity described in clause (i) above, or (iii) which is controlled by, or under common control with, any person or entity described in clause (i) above; the terms "control" and "controlled by" shall have the meanings assigned to them in Rule 405 under the Securities Act of 1933.

          "Information" has the meaning ascribed to it in Section 5.4 hereof.

          "Insurance Proceeds" has the meaning ascribed to it in any applicable Mortgage.

          "Interest Rate" means (i) prior to the Scheduled Maturity Date, the Base Rate and (ii) from and after the Scheduled Maturity Date, the Adjusted Interest Rate.

          "Involuntary Hotel Default" means a Default or Event of Default of the kind described in Section 7.1.3 or Section 7.1.9 hereof that affects or pertains to one or more (but not all) of the Hotels then subject to the Lien of any Mortgage, that is not susceptible of cure after reasonable efforts to cure, is not caused by the Manager or the Borrower, was not known to the Manager or the Borrower on or prior to the Closing Date, and either (a) is caused by (i) a defect in title to the Land underlying the applicable Hotels, (ii) the presence on, under or adjacent to any Hotel, or the Land on which any Hotel is situated, of Hazardous Materials, or (iii) violation at any Hotel or the Land on which any Hotel is situated of any Environmental Law, in each case caused by actions of third parties or migration of Hazardous Materials from neighboring lands or that otherwise arises out of conditions beyond Borrower's reasonable ability to control, or (b) is caused by a change in Law after the date hereof that renders Borrower's ability to comply with the covenants contained herein and in the other Loan Documents commercially impracticable.

          "Land" means the parcels of land on which the Mortgaged Properties are located, as more fully described on Schedule A attached hereto.
                                    ----------

          "Laws" means any statute or law, or any rules, regulations, orders or determinations made by any applicable Governmental Authority, including as to real property, but without limitation, any applicable Environmental Laws and any zoning, building, subdivision or land use laws, rules, or ordinances.

          "Leasehold Hotel" means any Hotel located on Land that is leased by the Borrower under a Ground Lease, as set forth on Schedule B attached hereto.
                                                   ----------

          "Leases" has the meaning ascribed to it in Section 3.23 hereof.

          "Lender" means Lehman Brothers Holdings Inc., a Delaware corporation, doing business as Lehman Capital, a division of Lehman Brothers Holdings Inc., together with its successors and assigns, including, without limitation, following the assignment and transfer contemplated by Section 9.1 hereof, (a) the Trustee, on behalf of the Trust, or any of its successors and assigns, and
(b) the Servicer, on behalf of the Trustee.

          "Lender Costs" means all of the costs and expenses of the Lender of the kind described in Section 11.7.1 hereof.

          "Lien" means any mortgage, deed of trust, deed to secure debt, lien, claim, option, security interest, pledge, preference, priority, hypothecation, installment sale agreement, repurchase agreement or other encumbrance or security arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or title retention arrangement, and any assignment, deposit arrangement, lease or other arrangement intended as, or having the effect, of security.

          "Limited Partners" means the limited partners from time to time of the Borrower, as duly admitted pursuant to the terms of the Partnership Agreement.

          "Loan" means the loan made by the Lender to the Borrower pursuant to
Section 2.1 hereof.

          "Loan Amount" means Three Hundred and Twenty-Five Million and No/100 Dollars ($325,000,000).

          "Loan Documents" means this Agreement, the Mortgage Note, the Environmental Indemnity Agreement, the Security Agreement, each of the Mortgages, and all of the other Security Documents, and any and all other documents, agreements, certificates, notes or other instruments delivered pursuant to, or in connection with, the Loan.

          "Local Account" has the meaning specified in Section 3 of the Cash Management Procedures attached as Schedule 5.11 hereto.
                                  -------------

          "Lockbox Account" has the meaning specified in Section 6 of the Cash Management Procedures attached as Schedule 5.11 hereto.
                                  -------------

          "Management Agreement" means that certain Management Agreement dated as of January 4, 1997 by and between the Borrower, as "Owner" and Courtyard

Management Corporation, a Delaware corporation, as "Manager" (the "Manager"), with respect to the management of the 50 Hotels.

          "Management Leases" means, collectively (i) that certain Lease Agreement dated as of January 1, 1994 by and between Borrower, as landlord, and Courtyard Management Corporation, a Delaware corporation, as tenant, with respect to the management of all the Hotels excluding the Hotel located in Hartford/Windsor, Connecticut and (i) that certain Lease Agreement dated as of January 1, 1994 by and between Borrower, as landlord, and Courtyard Management Corporation, a Delaware corporation, as tenant, with respect to the Hotel located in Hartford/Windsor, Connecticut.

          "Manager" has the meaning ascribed to it in the definition of "Management Agreement" herein, or any successor thereto, or any other Person who becomes the manager of one or more of the Hotels in compliance with this Agreement.

          "Manager's Account" has the meaning specified in Section 1.2 of the Cash Management Procedures attached as Schedule 5.11 hereto.
                                       -------------

          "Marriott Ground Lease" means each of the Ground Leases underlying the 31 Mortgaged Properties described in part A of Schedule B attached hereto.
                                               ----------

          "Marriott Ground Lessor" means Essex House Condominium Corporation, Host Restaurants, Inc., Casa Maria of Maryland, Inc. or Newark Properties, Inc. (each of which is an Affiliate of MII), as lessor under a Marriott Ground Lease, or any successors or assigns of any thereof.

          "Marriott Ground Lease Obligations" means the obligations of the Borrower to pay rent under the Marriott Ground Leases.

          "Master Account" has the meaning ascribed to it in Section 1.2 of the Cash Management Procedures attached as Schedule 5.11 hereto.
                                       -------------

          "MII" means Marriott International, Inc., a Delaware corporation.

          "MII Cash Management Conditions" means the following conditions: (i) the Mortgaged Properties from which Gross Revenues are to be deposited in the Manager's Account are managed by the Manager under the Management Agreement,
(ii) the Manager is a wholly owned, direct or indirect, subsidiary of MII, and
(iii) the long-term senior unsecured debt of MII has a credit rating assigned by S&P of at least BBB+ and a credit rating assigned by DCR of at least BBB.

          "Monthly Debt Service Payment" has the meaning ascribed to it in
Section 2.4.4 hereof.

          "Mortgage Note" means the promissory note described in Section 2.2 hereof; provided, however, that if the principal amount of such promissory note shall be divided at any time into one or more Defeased Notes and one or more Undefeased Notes pursuant to Section 2.5(a)(iv)(D) hereof, "Mortgage Note" shall mean, collectively, all such Undefeased Note(s) and Defeased Note(s).

          "Mortgaged Properties" means the 50 Courtyard by Marriott Hotels owned by Borrower, including, without limitation, the Borrower's fee or leasehold interest in the land on which the Hotels are located, the Borrower's ownership interest in all Improvements, and all FF&E related to the hotel operations thereon, which Hotels are identified on Schedule 4.3.2 attached hereto.
                                        --------------

          "Mortgages" means (a) those certain Indentures (or Fee and Leasehold Indentures) of Mortgage, Open-End Mortgage, Deed to Secure Debt, Assignment of Rents and Leases, Security Agreement and Fixture Filing, (b) those certain Deeds of Trust (or Fee and Leasehold Deeds of Trust), Assignment of Rents and Leases, Security Agreement and Fixture Filing, or (c) any individual variations thereof in any state, executed by the Borrower (and, in the case of any Mortgaged Property that is located on Land that is subject to a Marriott Ground Lease, by the applicable Marriott Ground Lessor), or, if the Mortgaged Property is owned by the trustee under a land trust, by such trustee, and delivered to the Lender or certain trustees for the benefit of the Lender with respect to each of the Mortgaged Properties, which are to be recorded in the land records of the jurisdictions in which such Mortgaged Properties are located, as security for the Loan, (and each of the foregoing shall be referred to herein individually as a "Mortgage").

          "Net Loan Proceeds" has the meaning ascribed to it in Section 2.1 hereof.

          "Net Operating Income" means, for any Reference Period (or Accounting Period, as applicable), the Gross Revenues for such Reference Period (or Accounting Period, as applicable) minus the Adjusted Operating Expenses for such Reference Period (or Accounting Period, as applicable).

          "Net Sales Proceeds" means the aggregate amount of cash received by the Borrower in respect of the sale of any Mortgaged Property and related assets less (i) the sum of all reasonable and customary out-of-pocket payments, fees, commissions and expenses, plus interest thereon, if applicable (including, without limitation, fees, commissions and expenses of legal counsel and investment bankers) paid or payable to third parties and incurred in connection with such sale, including, without limitation, the Lender, the Trustee (if any), and the Servicer (if any), and (ii) the amount (estimated reasonably and in good faith by the Borrower) of income, franchise, sales and other applicable taxes required to be paid by the Borrower in connection with such sale.

          "New Note" has the meaning ascribed to it in Section 2.2 hereof.

          "Operating Account" has the meaning specified in Section 6 of the Cash Management Procedures attached as Schedule 5.11 hereto.
                                  --------------

          "Operating Profit Payment Date" means the last Business Day of the third week in each Accounting Period.

          "Origination Fee" means a fee equal to $2,843,750 to be paid by Borrower to the Lender on the Closing Date.

          "Parent" means any Person that directly own, as a partner in or member[s] of the Borrower, at least 95% of the equity interests in the Borrower.

          "Parent Debt" means Indebtedness for borrowed money in the form of debt securities or institutional debt from a High Yield Lender incurred by the Parent of Borrower following a Permitted Reorganization described in clause (i),
(ii) or (iii) of the definition of Permitted Reorganization.

          "Parent Debt Intercreditor Agreement" means an Intercreditor Agreement to be entered into between Lender and any High Yield Lender, at the request of such High Yield Lender, substantially in the form attached hereto as Exhibit
                                                                     -------
C-1.
---

          "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of the Borrower dated as of August 20, 1986 between CBM One and the Limited Partners, or, the agreement of limited partnership of Borrower following a Permitted Reorganization.

          "Payment Differential" has the meaning ascribed to it in Section 2.8.2 hereof.

          "Permitted Debt" means, as to Borrower:

               (i) if no Default or Event of Default has occurred and is continuing, purchase money Indebtedness and capitalized lease obligations up to an aggregate amount not in excess of $4 million outstanding at any one time, in each case, for the purchase or lease of FF&E in the ordinary course of business (and not inconsistent with customary industry practices), which Indebtedness may be secured by a first priority lien on the goods and equipment that have been so purchased or leased;

               (ii) Indebtedness in respect of Subordinated Management Agreement Obligations pursuant to the Management Agreement or deferred ground rent payments payable to the Marriott Ground Lessors pursuant to the Marriott Ground Leases, in each case provided such Indebtedness is unsecured and subordinated to the Loan pursuant to the Collateral Assignment of Management Agreement or the Ground Lease Rental Subordination Agreement, as applicable;

               (iii) if no Event of Default has occurred and is continuing, Indebtedness solely in respect of surety and appeal bonds, performance bonds and other obligations of a like nature (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices; and

               (iv) Indebtedness under the promissory note in the original principal amount of $7,340,744 attached as Exhibit D hereto, under
                                                     ---------
          which no additional advances may be made to the Borrower after amounts thereunder have been repaid.

          "Permitted Debt Intercreditor Agreement" means an Intercreditor Agreement to be entered into between Lender and a lender of Permitted Debt of the kind described in clause (iv) of the definition thereof, substantially in the form attached hereto as Exhibit C-2.
                   -----------

          "Permitted Hazardous Substances" means prepackaged office supplies, cleaning materials, personal grooming items and other items sold for consumer use or typically used in the operation, maintenance and repair of hotel properties and other commercial operations in the vicinity of the Mortgaged Property and heating oil for the Mortgaged Property and fuel for shuttle vans used in the operation of the Mortgaged Property, which are stored, handled, transported and disposed of in compliance with applicable Requirements of Environmental Law.

          "Permitted Investments" means any one or more of the following obligations or securities which are payable on demand or available for withdrawal, in each case without penalty, or which have a scheduled maturity on or prior to the Business Day preceding the following Due Date, and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency shall have confirmed in writing to the Lender that a lower rating would not, in and of itself, result in the withdrawal, downgrading or qualification of the ratings initially assigned to the Certificates (and investments will not be disqualified as "Permitted Investments" solely because they are issued by Lender or an Affiliate of Lender):

               (i) direct obligations of, or obligations guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States of America, and such obligations have a predetermined fixed amount of principal due at maturity which cannot vary or change;

               (ii) direct obligations of, or obligations guaranteed as to timely payment of principal and interest by, FHLMC, FNMA or the Federal Farm Credit System, provided that any such obligation is qualified by each Rating Agency as an investment of funds backing securities having a long-term unsecured debt rating of "AAA", and such obligations have a predetermined fixed amount of principal due at maturity which cannot vary or change;

               (iii) demand and time deposits in, or demand notes of, or certificates of deposit of, or bankers' acceptances having maturities of not more than 365 days issued by, any bank or trust company, savings and loan association or savings bank, provided that the commercial paper or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) are then rated not lower than the highest rating category of each Rating Agency, in the case of commercial paper, or in the highest category in the case of long-term debt obligations, or such lower categories as will not result (as evidenced in writing by each Rating Agency) in the withdrawal, downgrading or qualification of the rating then assigned (or, prior to the Securitization, proposed to be assigned) to the Certificates by each Rating Agency, or, in the case of short-term debt obligations which have maturities of 30 days or less, a rating of "A-1";

               (iv) general obligations of, or obligations guaranteed by, any state of the United States or the District of Columbia receiving long-term debt ratings by each Rating Agency equal to the highest rating then assigned (or, prior to the Securitization, proposed to be assigned) to any Class of Certificates by such Rating Agency or such lower category as will not result in the withdrawal, downgrading, or qualification of the rating then assigned (or, prior to the Securitization, proposed to be assigned) to the Certificates by each Rating Agency (as evidenced in writing by each Rating Agency), and such obligations have a predetermined fixed amount of principal due at maturity which cannot vary or change;

               (v) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency in its highest short-term unsecured rating category, and is issued by a corporation the outstanding senior debt obligations of which are then rated by each Rating Agency in its highest short-term unsecured rating category or its highest long-term unsecured rating category, as applicable;

               (vi) guaranteed reinvestment agreements maturing in 365 days or less from the date of investment issued by any bank, insurance company, or other corporation rated in the highest rating category by each Rating Agency (or, if not rated by each Rating Agency, then any two nationally recognized rating agencies), provided that any such agreement must by its terms provide that it is terminable by the purchaser without penalty in the event any such rating is at any time lower than such level;

               (vii) repurchase obligations maturing in 365 days or less from the date of investment with respect to any security described in clause (i) or (ii) above entered into with a depository institution or trust company (acting as principal) meeting the rating standards described in (iii) above;

               (viii) securities (other than stripped bonds or stripped coupons) maturing in 365 days or less from the date of investment bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and rated by each Rating Agency in its highest long-term unsecured rating category; provided, however, that securities issued by any such corporation will not be Permitted Investments to the extent that investment therein would cause the outstanding principal amount of securities issued by such corporation that are then held as part of any Account, to exceed 20% of the aggregate principle amount of all Permitted Investments then held in the Accounts;

               (ix) any money market funds rated "AAAm" or "AAAm-G" (or equivalent); and

               (x) such other obligations as are acceptable as Permitted Investments to each Rating Agency, as evidenced in writing by each Rating Agency;

provided, however, that each such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment; and provided, further, that (a) variable interest on any such investment shall be based on a single index and vary proportionally with such index, and no such instrument or investment shall have a rating by the Rating Agencies with the "r" symbol (or equivalent symbol) attached.

          "Permitted Liens" has the meaning ascribed to it in Section 6.2 hereof.

          "Permitted Reorganization" means a transaction, satisfying the requirements of Section 6.3, as a result of which any one or more of the following occurs: (i) as the result of a merger described in Section 6.3.1, a new limited partner is admitted to Borrower that, together with the General Partner of Borrower, which may be a new general partner, holds 100% of the partnership interests in Borrower; or (ii) a new general partner, replacing the existing General Partner, is admitted to Borrower; or (iii) the Mortgaged Properties are transferred to a newly created limited partnership or limited liability company (in which CBMLP shall hold (directly or indirectly) at least 95% of the outstanding equity interests therein), subject to the Loan Documents, and such transferee assumes the obligations of Borrower under the Loan Documents; or (iv) the Borrower enters into a lease, as lessor, of the Mortgaged Properties that satisfies the requirements of Section 6.3.4.

          "Person" means an individual, a partnership, a corporation, a trust, an unincorporated organization, a joint venture or other business entity, a limited liability company, or a government or any department, agency or political subdivision thereof.

          "Plan" means any plan, program or arrangement, whether or not written, that is or was an "employee benefit plan" as it is defined in ERISA and (a) that was or is established or maintained by Borrower or any ERISA Affiliate; (b) under which Borrower or any ERISA Affiliate has contributed or has been obligated to contribute or to fund or provide benefits, or under which Borrower or any ERISA Affiliate has any liability; or (c) that provides or promises benefits to any person who performs or has performed services for Borrower or any ERISA Affiliate who, because of such services, is or was a participant therein or entitled to benefits thereunder.

          "Post-Release Debt Service" means, with respect to any proposed Release, the aggregate amount of principal and interest scheduled to be payable on the Mortgage Note (other than any Defeased Note) during the applicable Reference Period, after giving effect to the reduction in the principal balance of the Mortgage Note that is proposed to occur as a result of such Release, as if such reduction in principal balance had occurred on the first day of such Reference Period.

          "Post-Release DSCR" means, with respect to any proposed Release, the ratio of (x) the Net Operating Income for the applicable Reference Period, calculated on a pro forma basis after giving effect to the proposed Release as if the proposed Release had occurred on the first day of such Reference Period, to (y) the Post-Release Debt Service for such Reference Period.

          "Pre-Release Debt Service" means, with respect to any proposed Release, the aggregate amount of principal and interest scheduled to be payable on the Mortgage Note (other than any Defeased Note) during the applicable Reference Period, without giving effect to the proposed Release (or other Releases being made on the date as of which the proposed Release is to be made).

          "Pre-Release DSCR" means, with respect to any proposed Release, the ratio of (x) Net Operating Income for the applicable Reference Period, to (y) the Pre-Release Debt Service for such Reference Period.

          "Prepayment Date" means the date on which any voluntary or involuntary prepayment of principal (excluding scheduled payments of principal under Section
2.4.4 hereof) is made or required to be made.

          "Prime Rate" means the rate that is published from time to time as the "prime rate" in the Wall Street Journal listing of "Money Rates" and shall be the average of all such rates in effect at any one time if more than one rate is quoted. If this index ceases to be published in the Wall Street Journal, an alternate index of similar nature will be selected by Lender in its reasonable discretion.

          "Prior Reference Period Release" means any Release of a Mortgaged Property that occurred during a Reference Period with respect to which any determination is made hereunder.

          "Qualified Insurance Companies" means an insurer satisfying the following requirements:

          All primary insurers providing insurance coverage required in Section
1.7.1 of the Mortgages must be authorized to issue insurance in the states in which the insured Mortgaged Property is located. The insurance described in clause (i) of Section 1.7.1 of the Mortgages and the insurance coverage described in clause (iii) and (v) of Section 1.7.1 of the Mortgages, will be maintained with one or more primary insurers having a claims-paying ability (published or unpublished) rated by Standard and Poor's Ratings Services of not less than "AA". If permitted by the laws of the state in which the Hotel is located, the insurance required by clause (vi) of Section 1.7.1 of the Mortgages may be provided by a state approved and regulated employer's self-insurance fund. All primary insurance coverage required by other clauses of Section 1.7.1 of the Mortgages (other than flood insurance and workers' compensation insurance) shall be provided by one or more insurers having an Alfred M. Best Company, Inc. rating of "A-/10" or better or "B/5" or better for earthquake insurers, and the primary insurer for the issuer of the primary insurance required by clause (ii) of such Section 1.7.1 shall be rated by Standard and Poor's Ratings Services not less than "A."

          "REMIC" has the meaning ascribed to it in Section 2.5 hereof.

          "REVPAR" has the meaning ascribed to it in Section 5.4.4 hereof.

          "Rating Agencies" shall mean (i) prior to the Securitization, Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and Moody's Investors Services, Inc. (except that, where a particular provision in any Loan Document specifies one or more Rating Agencies by name, "Rating Agencies" shall mean the rating agency or rating agencies so specified) and (ii) after the Securitization, such of the following as actually rate the securities issued in connection with the Securitization: Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co., Fitch Investors Service, L.P., or any other nationally recognized statistical rating agency selected by Lender.

          "Rating Comfort Letter" with respect to any event or proposed course of action or inaction, means a written confirmation from the Rating Agencies that no rating assigned by such Rating Agencies to any of the Certificates will be downgraded, qualified or withdrawn, or placed on a credit watch with negative implications, as a result of such event or proposed action or inaction; provided that if the Securitization has not taken (or as certified by Lender, will not take) the form of a transaction rated by the Rating Agencies, then "Rating Comfort Letter" shall instead mean that the matter in question shall be subject to the prior approval of the Lender, which approval shall not be unreasonably withheld, conditioned or delayed.

          "Reference Period" means the 13 full consecutive Accounting Periods (or 12 full consecutive calendar months, if the Fiscal Year is based on four calendar quarters) ended immediately preceding the date as of which any determination with respect to a Reference Period is made hereunder and for which internal financial statements of the Borrower are available. As used herein, the Reference Period "applicable" to any sale of a Mortgaged Property, Release, or other event shall mean the Reference Period immediately preceding such event for which internal financial statements of the Borrower are available.

          "Reinvestment Yield" has the meaning ascribed to it in Section 2.8.2 hereof.

          "Release" has the meaning ascribed to it in Section 2.5 hereof and "Released" shall have a correlative meaning.

          "Release Date" has the meaning ascribed to it in Section 2.5(a)(i) hereof.

          "Release Price" means, with respect to a specified Hotel, 125% of the Allocated Loan Amount for such Hotel, less an amount equal to (x) all Scheduled Principal Payments paid by Borrower multiplied by (y) a fraction, the numerator
                                    -------------
of which shall be the Allocated Loan Amount for such Hotel and the denominator of which is the Allocated Loan Amount of all of the Hotels; provided, however, that in no event shall the Release Price for a Hotel be greater than the then outstanding aggregate principal amount of the Loan.

          "Remaining Mortgaged Properties" means the Mortgaged Properties that will remain subject to the Lien of any Mortgage following a Release or several Releases to be made on the same day.

          "Requirements of Environmental Law" means, with respect to any Mortgaged Property, all requirements of Environmental Laws or any other environmental or ecological laws or regulations related to such Mortgaged Property, or any portion thereof, including all requirements imposed by any law, rule, order, or regulation of any federal or state executive, legislative, judicial, regulatory, or administrative agency, board, or authority, which relate to (i) pollution or protection of the air, surface water, ground water, or land; (ii) generation, treatment, storage, disposal, or transportation of Hazardous Substances; (iii) exposure to Hazardous Substances; or (iv) regulation of the manufacture, processing, distribution in commerce, use, or storage of Hazardous Substances.

          "Restoration" has the meaning ascribed to it in any applicable
Mortgage.

          "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

          "SEC" means the Securities and Exchange Commission of the United States of America.

          "Scheduled Maturity Date" means April 10, 2012.

          "Scheduled Principal Payment" means the amount designated on Schedule
                                                                       --------
2.4.4 attached hereto as the payment of principal that is due on a particular
-----
Due Date, which amount shall be adjusted in accordance with Section 2.4.4(c) in connection with a prepayment or a Release.

          "Securitization" has the meaning ascribed to it in Section 9.1 hereof.

          "Security Agreement" means that certain Security Agreement dated as of even date herewith between Borrower and the Lender.

          "Security Documents" means, collectively or individually, as the context may require, the Mortgages, the Collateral Assignment of Management Agreement, the Assignments of Leases and Rents, the Security Agreement, the Ground Lease Rental Subordination Agreement, and such other documents as are executed and delivered by any Person to grant additional security for the repayment of the Loan.

          "Servicer" has the meaning ascribed to it in Section 9.1 hereof.

          "Single Purpose" means, with respect to a Person, that such Person,
(A) at all times since its formation, except as otherwise permitted in or contemplated by the Loan Documents (i) has been a duly formed and existing limited partnership, limited liability company, or corporation, as the case may be; (ii) has observed all customary formalities regarding its partnership, limited liability company or corporate existence; (iii) has maintained financial statements, accounting records, and other partnership, limited liability company, or corporate documents separate from those of any other Person (provided that nothing shall prohibit such Person from being included in the consolidated financial statements or tax group of another Person); (iv) has not commingled its assets with those of any other Person; (v) has paid its own liabilities out of its own funds, including funds contributed to its capital by its respective equity holders, and all such capital contributions have been reflected properly in its books and records; (vi) has allocated fairly and reasonably any overhead for shared office expenses; (vii) has identified itself in all dealings with the public, under its own name and as a separate and distinct entity (provided that nothing shall prohibit such Person from engaging an agent to represent such Person with respect to tenants, vendors, and other parties, in accordance with standard industry practice);
(viii) has not identified itself as being a division or part of any other Person; (ix) has not identified any other Person as being a division or part of such Person; (x) has corrected any known misunderstanding regarding their separate identities.(xi) has been adequately capitalized in light of the nature of its business; (xii) has not assumed or guaranteed the obligations of any other Person (other than by virtue of being a general partner of such other Person but only if such other Person is the Borrower and provided, that this clause shall not be deemed to be violated by reason of joint and several liabilities arising as a matter of law); and (xiii) has not engaged in any other business other than as permitted by the Loan Documents (provided, that nothing shall prohibit a General Partner from acquiring, owning, and disposing of limited partner interests in any limited partnership, non-managing membership interests in a limited liability company, or debt securities issued by any Person, or the stock of a corporation that is not engaged in any activities other than such activities provided no liabilities or other obligations on the part of the holder of such investments will arise as a result of such investments and the only rights of the holder of such investment are the right to receive payments and the right to vote); (B) such Person agrees to covenants substantially to the effect of Sections 5.10, 5.12, 6.1, 6.3.1, 6.3.5, 6.4, and
6.5 hereof; and (C) such Person's organizational documents contain restrictions similar to those contained in Articles THIRD, NINTH, TENTH and ELEVENTH of the GP Certificate as in effect on the date hereof.

          "Subordinated Management Agreement Obligations" means the management fees or other obligations defined in the Management Agreement as "Secondary Courtyard Management Fees," "Incentive Management Fees," "Deferred Secondary Courtyard Management Fees," "Deferred Incentive Management Fees," or "Termination Fees," or any "Subordinated FF&E Contribution."

          "Subordinated Obligations" means all "Subordinated Management Agreement Obligations," as that term is defined in the Collateral Assignment of Management Agreement, and all "Subordinated Rental Obligations," as that term is defined in the Ground Lease Rental Subordination Agreement, as applicable.

          "Substantive Non-Consolidation Opinion" means an opinion of counsel substantially similar to the provisions of the opinion of Borrower's counsel delivered on the Closing Date to the effect that the assets and liabilities of the Borrower or the General Partner will not be substantively consolidated with those of Host Marriott in the event that Host Marriott were to become the subject of bankruptcy or insolvency proceedings (with such changes as are necessary to reflect the identity and operations of the parties addressed in such Substantive Non-Consolidation Opinion).

          "Successor Entity" has the meaning ascribed to it in Section 2.5(f) hereof.

          "Taking" has the meaning ascribed to it in any applicable Mortgage.

          "Third Party Ground Lease" means the Ground Lease underlying the Mortgaged Property that is listed in part B of Schedule B attached hereto and
                                               ----------
the Ground Lease of a portion of the Land underlying the Mortgaged Property that is listed in part C of said Schedule B.
                            ----------

          "Third Party Ground Lessor" means a ground lessor under a Third Party Ground Lease.

          "Title Company" has the meaning ascribed to it in Section 4.3.2 hereof.

          "Title Insurance Policy" and "Title Insurance Policies" have the meanings ascribed to such terms in Section 4.3.2 hereof.

          "Treasury Rate" has the meaning ascribed to it in Section 2.8.2 hereof.

          "Trust" has the meaning ascribed to it in Section 9.1 hereof.

          "Trust Fund" has the meaning ascribed to it in Section 11.7.2 hereof.

          "Trust and Servicing Agreement" has the meaning ascribed to it in
Section 9.1 hereof.

          "Trustee" has the meaning ascribed to it in Section 9.1 hereof.

          "U.C.C." or "Uniform Commercial Code" means the Uniform Commercial Code as in effect in the State of New York or, in the case of any particular item of real or tangible personal property, in the State in which such property is located.

          "U.S. Obligations" means obligations or securities evidencing an obligation to pay principal and interest in a full and timely manner not subject to prepayment, call or early redemption which are direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, or principal-only strips and interest-only strips of noncallable obligations issued by the U.S. Treasury stripped by an issuer rated "AAA" (or the equivalent) by the applicable Rating Agencies and REFCORP securities stripped by the Federal Reserve Bank of New York.

          "Undefeased Note" has the meaning ascribed to it in Section 2.5(a)(iv)(D) hereof.

          "Yield Maintenance Payment" has the meaning ascribed to it in Section
2.8.1 hereof.

     1.2. Definitions Incorporated by Reference

          Any term defined in Section 1.1 by reference to another agreement, instrument or other document shall mean such agreement, instrument or document as it may be amended, supplemented or modified from time to time, but only to the extent such amendment, supplement or modification is permitted by the terms hereof. If any such agreement, instrument or other document shall be replaced or superseded in accordance with the terms hereof (for example, if the Management Agreement is replaced by an agreement with another manager acceptable to the Lender in accordance with Sections 7.1.4 or 7.1.8 hereof), the definition incorporated by reference in Section 1.1 to such agreement, instrument or other document shall thereafter have the meaning established under the replaced or superseded document, with any such changes as (a) shall be necessary to conform to the replacement or superseding agreement, instrument or document or (b) are otherwise agreed to by the Lender in writing.

     1.3.  Other Definitional Provisions

           The terms defined in Section 1.1 hereof may not comprise all of the defined terms contained in this Agreement. Capitalized terms not defined in
Section 1.1 hereof shall have the meanings ascribed to them elsewhere herein. Accounting terms used in this Agreement but not defined herein shall have the respective meanings given to them under GAAP. The words "hereof," "herein" and "hereunder" and words of similar character when used in this Agreement shall refer to this Agreement as a whole and shall not be limited to any particular provision of this Agreement.

           As a matter of convenience herein, rating categories are generally stated in the nomenclature of Standard & Poor's Ratings Services, it being understood that, unless otherwise expressly stated to the contrary on Schedule
                                                                      --------
1.3 attached hereto, the category indicated will instead be deemed to be the
---
actual category of the applicable Rating Agencies; provided that if a specified rating (or its equivalent) from the applicable Rating Agencies is required hereunder with respect to an issuer or a security, and Fitch Investors Service, L.P., as one of the applicable Rating Agencies in connection with a Securitization, does not rate the issuer or security in question, then such requirement hereunder shall nevertheless be deemed satisfied so long as Standard & Poor's Ratings Services and Moody's Investors Services, Inc. rate such issuer or security at or greater than the required rating level.

2.   THE LOAN

     2.1.  Making the Loan

           In reliance upon the representations, warranties, covenants and agreements of Borrower contained herein and in the other Loan Documents, and upon full satisfaction by Borrower of the terms and conditions precedent set forth in Article 4 of this Agreement, the Lender agrees to make a loan (the "Loan") to Borrower, which Loan shall be advanced to Borrower in a single advance of immediately available funds equal to the Loan Amount less the Lender Costs and the Origination Fee (the "Net Loan Proceeds"). The Net Loan Proceeds shall be used solely for the purposes described in Section 2.3 hereof. The Loan will be secured by, among other things, Mortgages encumbering the Mortgaged Properties and granting a lien on and security interest in certain other Collateral under the Mortgages and other Security Documents effecting and granting a lien on and security interest in such other Collateral, and shall bear interest at the rates per annum specified in Section 2.4 hereof. Notwithstanding that Borrower will receive an advance only of the

Net Loan Proceeds, Borrower shall be required to repay the full Loan Amount in the manner described herein.

     2.2.  Mortgage Note

           The obligation of Borrower to repay the full Loan Amount, together with interest thereon, and Yield Maintenance Payments, Defeasance Deposits and other charges, if any, related thereto, shall be evidenced by that certain Mortgage Note made by Borrower as of the Closing Date to the order of the Lender (the "Mortgage Note"), substantially in the form of Exhibit A attached hereto
                                                    ---------
and incorporated herein, in the original principal amount of Three Hundred Twenty-Five Million and No/100 Dollars ($325,000,000).

           The Borrower hereby irrevocably appoints the Lender and its successors and assigns, with full power of substitution, as its attorney-in-fact, solely for the purpose, from time to time in connection with a foreclosure on any Mortgaged Property following an Event of Default and/or acceleration of the maturity of the Loan, of executing two or more promissory notes (each, a "New Note") substantially in the form of Exhibit A, with an aggregate face
                                         ---------
principal balance equal to the principal amount then outstanding under the Mortgage Note (with a notation on each such New Note as to the outstanding principal amount of the Loan allocated to each such New Note) and marking each promissory note that is to be replaced with such New Notes (whether the original Mortgage Note or any Defeased Note or Undefeased Note) "REPLACED" or "SUPERSEDED." Such power of attorney is a limited power of attorney coupled with an interest.

     2.3.  Use of Loan Proceeds

           Borrower agrees that the Net Loan Proceeds shall be used solely for the purpose of:

           (a) repaying all existing mortgage indebtedness of the Borrower, which is secured by mortgages on the Hotels (the "Bank Debt"); and

           (b) paying Deferred Incentive Management Fees to the Manager at Closing in an amount not to exceed $4,200,000; and

           (c) funding the FF&E Reserve Account in the aggregate amount of $7,000,000.00 in excess of the balance in the FF&E Reserve Account immediately prior to the Closing Date; and

           (d) paying any transaction costs required to be paid by Borrower pursuant to Section 11.7.1 hereof.

The balance of the Net Loan Proceeds may be used by the Borrower for any purpose whatsoever, including, without limitation, making distributions to its Partners.

     2.4.  Payment of Principal and Interest

     Section 2.4.1  Payments on the Mortgage Note.  All payments made on the
                    -----------------------------
Mortgage Note shall be made in the manner, and subject to the conditions, provided in this Agreement and the Mortgage Note. The Mortgage Note shall not be prepayable except as expressly provided for in this Section 2.4.1, and Sections 2.5 and 2.6 hereof. On any Due Date occurring on or after the date that is six (6) months prior to the Scheduled Maturity Date, the Mortgage Note may be prepaid, at the option of the Borrower, in full or in part, without penalty or premium. To the extent not previously paid, the entire Debt shall be due and payable on the Final Maturity Date.

     Section 2.4.2  Interest.
                    --------

           (a) Except as set forth in Sections 2.4.4(b) with respect to interest accruing at the Default Interest Rate, the Debt shall bear interest for each Debt Service Period at the applicable Interest Rate then in effect and shall be payable as provided herein.

           (b) Calculations of interest shall be made on the basis of a 360-day year and the actual number of days elapsed during each Debt Service Period.

     Section 2.4.3  Payments without Deduction, etc.  All payments of the Debt
                    --------------------------------
to the Lender shall be absolute and unconditional, shall be paid strictly in accordance with the terms of the Loan Documents without being subject to any claim, set-off, defense or other right which the Borrower may have against the Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any other circumstance or happening whatsoever. The Borrower shall pay such payments to the Lender free and clear of, and without deduction for, any and all present or future taxes, levies, imposts, deductions, charges, penalties or withholdings, and any liabilities with respect thereto, by whomever imposed, other than present or future taxes on the income of the Lender or franchise taxes imposed on the Lender as a result of its conducting business in specific jurisdictions. The Borrower shall pay and indemnify and hold the Lender harmless from and against, any present or future claim or liability for United States, state or local taxes or assessments on the ownership by the Lender of the debt obligations of the Borrower evidenced by the Mortgage Note, or on the principal, interest, fees or other amounts payable under any Loan Documents or otherwise in respect of the Debt (other than income or franchise taxes imposed on the Lender or its Affiliates by any jurisdiction). The obligations of the Borrower hereunder shall survive repayment of the Debt and termination of the Loan Documents.

     Section 2.4.4  Periodic Payments.
                    -----------------

           (a) On the Closing Date, the Borrower shall pay to the Lender interest on the Mortgage Note at the Base Rate for the period beginning on and including the Closing Date and ending on but excluding April 10, 1997.

           (b) On May 9, 1997 and on each Due Date thereafter, the Borrower shall pay (i) interest on the outstanding principal of the Mortgage Note at the Base Rate for the prior Debt Service Period and (ii) the Scheduled Principal Payment due on the applicable Due Date, subject however to adjustment pursuant to Section 2.4.4(c) hereof (together, the "Monthly Debt Service Payment").

           At any time while an Event of Default has occurred and is continuing, the Borrower shall, in addition to the Monthly Debt Service Payment and other amounts due hereunder, be liable for the payment of interest at the Default Interest Rate (rather than the Interest Rate) (which interest is payable both before and after Lender has obtained a judgment with respect to the Loan); provided, however, that for the purposes of this sentence, an Event of Default shall be considered to have occurred and be continuing only until such Event of Default has been cured, including, without limitation, pursuant to the provisions of Section 7.1.3 hereof, if applicable. The priority of payment of Default Interest shall be (i) up to and including the Scheduled Maturity Date, as set forth in Section 4.3 of the Cash Management Procedures attached as
Schedule 5.11 hereto (or, if applicable, Section 6.9 thereof) and (ii) after the
-------------
Scheduled Maturity Date, as set forth in Section 4.4 of the Cash Management Procedures attached as Schedule 5.11 hereto (or, if applicable, Section 6.10
                       -------------
thereof).  Payment or acceptance of the increased rates provided for in this
Section 2.4.4(b) is not a permitted alternative to timely payment or full performance by the Borrower and shall not constitute a waiver of any Default or Event of Default or an amendment to this Agreement or any other Loan Document and shall not otherwise prejudice or limit any rights or remedies of Lender.

           (c)   If any portion of the principal balance of the Loan is prepaid
(i) on or about the Scheduled Maturity Date by the application of payments received from or with respect to U.S. Obligations held by the Lender on the Scheduled Maturity Date as a result of a Release of any Mortgaged Property from the Lien of the Security Documents pursuant to Section 2.5 or, (ii) on or after the last day of the Defeasance Period, pursuant to the second to last sentence of Section 2.4.1 hereof, the Scheduled Principal Payment payable on each Due Date thereafter shall be reduced by a percentage equal to the percentage reduction in the outstanding principal amount payable under the Mortgage Note resulting from such prepayment; provided, however, that the Scheduled Principal Payments due on each Due Date shall in no event be reduced to an amount less than the amount necessary to fully repay the Loan on or before the date on which, determined as of the Scheduled Maturity Date (taking into account the prepayment of the Loan to be made on such date pursuant to Section 2.5 hereof), the Loan would have been repaid had such prepayment and adjustment not occurred.

           (d) In addition to the payments required to be made under Section 2.4.4(b) above, subsequent to the Scheduled Maturity Date and in accordance with the Cash Management Procedures, the Borrower shall pay to the Lender on each Due Date (without duplication), until the entire Debt is repaid in full, Excess Cash Flow for all Accounting Periods for which the Operating Profit Payment Date occurred during the Debt Service Period relating to such Due Date, which payments shall be applied in the manner contemplated by clause (N) of Section
4.4 of the Cash Management Procedures (or, if applicable clause (M) of Section
6.10 thereof).

           2.4.5  Insufficient Payments
                  ---------------------

           In the event that the Borrower fails to pay all amounts due and payable on the Mortgage Note on any date (including payments from the proceeds of any sale of Collateral pursuant to any of the Loan Documents or payments from the Debt Service Reserve maintained pursuant to of the Cash Management Procedures attached as

Schedule 5.11 hereto), unless otherwise determined by Lender, all cash paid by
-------------
the Borrower on such date shall be applied in the following order of priority to the extent of the cash so paid:

           FIRST:  to pay (a) all amounts that are due and unpaid under Section
     11.7.1 hereof and under Section 7.5 hereof, if applicable (b) all costs, if any, incurred by the Lender in acting on behalf of Borrower as provided in the Loan Documents and (c), if applicable, all costs and expenses incurred by the Lender in enforcing this Loan Agreement and any of the other Loan Documents, including all costs and expenses of the foreclosure and/or sale of the Collateral or any part thereof or any interest therein, and all costs and expenses of entering upon, taking possession of, removing, holding, constructing improvements on, and operating and managing the Collateral or any part thereof, and all costs and expenses of repairs, renewals, replacements, additions, betterments, and improvements to the Collateral, in each case in accordance with the Loan Documents, and all reasonable attorneys' and accountants' fees and disbursements, including any appraisals that may reasonably be required by Lender, incurred in connection with any of the foregoing, together with any compensation payable under Section 4.3 of any Mortgage;

           SECOND: to pay interest at the Base Rate then due and payable on the Mortgage Note;

           THIRD: to pay all amounts of principal due and payable on the Mortgage Note (whether at maturity, on a date fixed for any payment or prepayment thereof, upon acceleration, or otherwise), until the principal balance has been reduced to zero;

           FOURTH:  to pay any Yield Maintenance Payments then due and payable;

           FIFTH:  to pay any Default Interest then due and payable; and

           SIXTH: to pay Deferred Interest, if any (plus interest thereon at the Adjusted Rate).

     2.5.  Prepayment Restrictions; Defeasance

     (a) At any time during the period commencing on (i) the first Business Day after the date that is the earlier of (A) two years after the "startup day," within the meaning of Section 860G(a)(9) of the Code, of a "real estate mortgage investment conduit," within the meaning of Section 860D of the Code (a "REMIC"), that holds the Mortgage Note and (B) three years after the Closing Date, and ending on (ii) the date that is six (6) months prior to the Scheduled Maturity Date (such period being sometimes referred to herein as the "Defeasance Period"), and provided no Event of Default has occurred and is continuing (other than an Event of Default that will be cured by the release of a Mortgaged Property or Mortgaged Properties from the Lien of the Security Documents pursuant to the provisions of Section 7.1.3 hereof) the Borrower may, subject to the provisions of Section 2.7 below, defease the Lien of the Security Documents to cause the release of one or more Mortgaged Properties from such Lien (each, a "Release") by providing the Lender with funds in an amount equal to the Defeasance Deposit for that portion of the Mortgage Note that the Borrower wishes to defease, upon the satisfaction of the following conditions:

           (i) not less than 30 days' notice to the Lender specifying a Due Date (the "Release Date") on which the Defeasance Deposit is to be made;

           (ii) the payment to the Lender of interest accrued and unpaid on the principal balance of the Mortgage Note and all other Debt due through and including the Release Date;

           (iii) the payment to the Lender of the Defeasance Deposit; and

           (iv)  the delivery to the Lender of:

                 (A) a security agreement (the "Defeasance Security Agreement"), in form and substance satisfactory to the Lender, creating a first priority perfected security interest in favor of the Lender in the Defeasance Deposit and the U.S. Obligations purchased with the Defeasance Deposit in accordance with Section 2.5(b) (together, the "Defeasance Collateral");

                 (B) form(s) of release of the Mortgaged Property or Mortgaged Properties to be released from the Lien of the Security Documents (for execution by the Lender) appropriate for the jurisdiction(s) in which each such Mortgaged Property is located;

                 (C) a certificate of the Borrower and the General Partner signed by a duly authorized officer of the General Partner certifying that the requirements set forth in subsections (a) (ii)-(iv) have been satisfied;

                 (D) in the event only a portion of the Loan evidenced by the Mortgage Note is the subject of the defeasance, the Borrower shall execute and deliver all documents necessary to replace the Mortgage Note with two substitute promissory notes: one promissory note having a principal balance equal to the portion of the then-existing Mortgage Note that is to be defeased by payment of the Defeasance Deposit (the "Defeased Note") and the other promissory note having a principal balance equal to the portion of such Mortgage Note that is not to be defeased (the "Undefeased Note"). The Mortgage Note in effect immediately prior to such defeasance shall be marked "SUPERSEDED AND REPLACED" and will be returned to the Borrower simultaneously with the issuance of the Defeased Note and the Undefeased Note. The Defeased Note and the Undefeased Note shall have exactly the same terms as the original Mortgage Note (and the Defeased Note shall be cross-defaulted with the Undefeased Note), except for the principal balance thereof. A Defeased Note cannot be the subject of any further defeasance. The Undefeased Note may be the subject of a further defeasance in accordance with the terms of this Section 2.5;

                 (E) an opinion of counsel for the Borrower (which in the case of clauses (i) and (iv)(c) below, may be a "reasoned" opinion), in form and substance satisfactory to the Lender, that (i) the transfer of the Defeasance Collateral in exchange for release(s) of the Mortgaged Property or Mortgaged Properties to be released will not constitute an avoidable preference under Section 547 of the United States Bankruptcy Code in the event of a filing of a petition for relief under the United States Bankruptcy Code for or against the Borrower, (ii) assuming the taking of certain specified actions by the Lender which the Lender has the power to take, the Defeasance Collateral has been duly and validly transferred and assigned to the Lender, (iii) assuming the taking of certain specified actions by Lender which the Lender has the power to take, the Lender holds a first priority perfected security interest in the Defeasance Collateral, and (iv) if the Securitization has occurred, (a) such transfer will not result in a deemed exchange of the Certificates pursuant to Section 1001 of the Code, (b) such transfer will not, by itself, adversely affect the status of the Certificates as indebtedness for federal income tax purposes and (c) such transfer will not adversely affect the status of the entity holding the Mortgage Note as a REMIC (assuming for such purposes that such entity otherwise qualifies as a REMIC and that the Mortgage Note was transferred to such REMIC not later than two years prior to the Release
                       Date);

                 (F) a certificate of a "Big 6" certified public accounting firm acceptable to the Lender that the Defeasance Collateral complies with the requirements set forth in subsection (b) below;

                 (G) such other certificates, documents or instruments as the Lender may reasonably request;

                 (H) evidence satisfactory to the Lender that the Debt Service Release Conditions have been satisfied;

                 (I) payment by the Borrower of all reasonable costs and expenses of Lender incurred in connection with the defeasance, including any costs and expenses associated with a release of the Lien of the Security Documents and reasonable attorneys' fees and expenses; and

               (J) if the defeasance is made after the Securitization, each of the Rating Agencies that requires issuance of a Rating Comfort Letter in connection with a defeasance delivers a Rating Comfort Letter.

     (b) If, following the Release of the subject Mortgaged Property or Mortgaged Properties, less than all of the Mortgaged Properties shall have been released, the Lender shall use the Defeasance Deposit to purchase U.S. Obligations that provide payments on or prior to, but as close as possible to, all successive Due Dates after the Release Date that would be required with respect to an assumed promissory note in a principal amount equal to (except as provided in the last sentence of this paragraph) the Release Price(s) of the Mortgaged Property or Mortgaged Properties to be released from the Lien of the Security Documents on such Release Date. Such assumed promissory note shall be in the same form (including with respect to term, interest rate and scheduled amortization) as the Mortgage Note but shall provide for a mandatory prepayment thereof in full on the Scheduled Maturity Date, including through the application by the Lender of U.S. Obligations pursuant to the provisions of
Section 2.5(h) hereof. In order to secure the Release, in addition to the U.S. Obligations referred to in the preceding sentence, the Borrower may, at its election, purchase U.S. Obligations for delivery to the Lender that provide additional payments of the type referred to herein in order to satisfy the Debt Service Release Conditions. If any Mortgaged Property is released pursuant to this Section 2.5 as a result of a Casualty or a Taking subsequent to a the first day of the Defeasance Period, the payments provided for in this subsection (b) shall be equal to the greater of (A) the Allocated Loan Amount and (B) the lesser of (x) the Release Price that would otherwise be required to secure a Release of the Mortgaged Property and (y) the sum of the Net Sales Proceeds received by Borrower from the sale of the Mortgaged Property or the part thereof that remains following the Casualty or Taking plus the remaining Award or Insurance Proceeds not previously applied to repayment of the Loan or Restoration.

     (c) If, as a result of the Release of the subject Mortgaged Property or Mortgaged Properties, all of the Mortgaged Properties shall have been released, the Lender shall use the Defeasance Deposit to purchase U.S. Obligations that provide, together with any U.S. Obligations purchased in connection with any prior Releases of Mortgaged Properties, payments on or prior to, but as close as possible to, all successive Due Dates after the Release Date that would be required with respect to an assumed promissory note in a principal amount equal to the aggregate outstanding principal balance of the Mortgage Note and accrued and unpaid interest thereon as of the Release Date. Such assumed promissory note shall be in the same form (including with respect to term and interest rate) as the Mortgage Note but shall provide for a mandatory prepayment thereof in full on the Scheduled Maturity Date, including through the application by the Servicer of U.S. Obligations pursuant to the provisions of Section 2.5(h) hereof.

     (d) The Borrower, pursuant to the Defeasance Security Agreement or other appropriate document, shall irrevocably authorize and direct that the payments received from the U.S. Obligations may be made directly to the Lender and applied to satisfy the obligations of Borrower under the Mortgage Note. In connection with any total defeasance of the Loan, any portion of the Defeasance Deposit that exceeds the amount necessary to purchase U.S. Obligations required by Section 2.5(c) shall be remitted to the Borrower reasonably promptly following the purchase of such U.S. Obligations. In connection with any partial defeasance of the Loan, any portion of the Defeasance Deposit that exceeds the amount necessary to purchase the U.S. Obligations required by
Section 2.5(b) shall be retained by Lender in an Eligible Account as additional collateral for the Loan, and shall be invested in Permitted Investments, Borrower hereby granting to Lender a security interest in such account and in such Permitted Investments.

     (e) Upon compliance with the requirements of this Section 2.5, each Mortgaged Property to be Released shall be Released from the Lien of the Security Documents and shall not be deemed a Mortgaged Property hereunder, and the U.S. Obligations shall constitute substitute collateral, which, together with the Collateral covered by all other Security Documents applicable to the remaining Mortgaged Properties, shall secure the Debt.

     (f) If all the Mortgaged Properties have been Released, the Borrower may assign its obligations under the Mortgage Note, together with the U.S. Obligations, to a successor entity (the "Successor Entity") designated by the Lender and shall thereupon be released fully from all of its obligations under the Loan Documents except that the Borrower shall continue to be liable (i) for damages caused by any material inaccuracy in any of the representations and warranties made in Article 3 of this Agreement (which shall survive, as of the date made or deemed made, for so long as any portion of the Debt is outstanding), (ii) under Sections 7.5, Sections 11.5, 11.6 and 11.7.1 (provided, however, that such Sections shall survive only as to matters arising out of circumstances in existence before such assumption by the Successor Entity),
(iii) under the Environmental Indemnity Agreement (which shall terminate only in accordance with its terms) and (iv) under the Cooperation Agreement (which shall terminate only in accordance with its terms). In such event, the opinion of counsel provided for in clause (a)(iv)(E) of this Section 2.5 shall provide that, upon such assignment, the Defeasance Collateral will not be part of the estate of the Borrower under Section 541 of the United States Bankruptcy Code. In consideration of the payment of $1,000 by the Borrower, such Successor Entity shall assume the Borrower's obligations under the Mortgage Note and the Defeasance Security Agreement, the Borrower shall be relieved of its obligations thereunder, and the Debt shall not be deemed outstanding for any purpose of this Agreement. If required by the applicable Rating Agencies, the Borrower shall also deliver or cause to be delivered a Substantive Consolidation Opinion with respect to the Successor Entity in form and substance satisfactory to the Lender and the applicable Rating Agencies.

     (g) For purposes of this Section 2.5, "Defeasance Deposit" shall mean an amount in cash equal to the sum of (x) (i) with respect to a Release referred to in Section 2.5(c), all costs and expenses (including the purchase price) incurred or to be incurred in the purchase of U.S. Obligations necessary to make the payments required under Section 2.5(c); or (ii) with respect to a partial release referred to in Section 2.5(b), the sum of (A) the Release Price of the Mortgaged Property or Mortgaged Properties (or, if applicable, such lesser amount as is due under the last sentence of Section 2.5(b)) being released plus
                                                                           ----
(B) all costs and expenses (including the purchase price) incurred or to be incurred in the purchase of U.S. Obligations necessary to make the payments required under Section 2.5(b), to the extent the amount in clause (A) is insufficient for such purpose; plus (C) all costs and expenses (including the
                               ----
purchase price) incurred or to be incurred in the purchase of such additional U.S. Obligations as may be required to make additional monthly payments sufficient to cause the Debt Service Release Conditions to be satisfied, and (y) in all cases, any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Mortgage Note, the creation of the Defeased Note and the Undefeased Note if applicable, any transfer of the Defeased Note, or otherwise required to accomplish the agreements of Section 2.5(a)(iv)(I).

     (h) If the payment of accrued and unpaid interest and principal of the Mortgage Note and any other Debt has not been made in full by the Scheduled Maturity Date, payments from or with respect to U.S. Obligations then held by the Lender and such payments received by the Lender thereafter shall be applied on the Scheduled Maturity Date, or, if later, on the date such payment is received (i) first, to payment of accrued and unpaid interest (other than Default Interest) on the Mortgage Note, (ii) second, to prepayment of the Scheduled Principal Payments due on each Due Date, in the inverse order of their scheduled maturities, and (iii) third, to payment of Default Interest, if any.

     (i) Notwithstanding the provisions of Section 2.5(a) setting forth the time period during which a Mortgaged Property may be defeased, but subject to
Section 2.6, the Borrower may defease the Lien of the Security Documents to cause the release of a Mortgaged Property for the purpose set forth in Section
7.1.3 prior to the date set forth in such Section 2.5(a) if it provides to the Lender an opinion in form and substance, and from a firm, acceptable to the Lender in the exercise of its sole discretion, that such release will not adversely affect the status of the entity holding the interest in the Mortgage Note as a REMIC (assuming for such purpose that such entity otherwise qualifies as a REMIC).

     2.6. Partial Release in Connection with a Casualty, Taking or Default before Defeasance Period

     In the event that, prior to (a) the first day of the Defeasance Period, a Mortgaged Property has suffered a total or substantial Taking or Casualty (in each case, as to which Restoration is not required or permitted under the applicable Mortgage) or (b) a Securitization, a Default of the type described in
Section 7.1.3 occurs that can be cured by a Release of a Mortgaged Property from the lien of the Security Documents, the Borrower shall cause the Release of such Mortgaged Property from the Lien of the Security Documents upon the satisfaction of the following conditions:

     (a) the Borrower shall provide not less than 30 days' notice to the Lender specifying a Due Date on which the amount set forth in clause (c) below is to be provided to the Lender, which notice shall be accompanied by a certificate of the Borrower and the General Partner, signed by a duly authorized officer of the General Partner, to the effect that no Default or Event of Default has occurred and is continuing (or, in the case of a Default or Event of Default that shall be cured or avoided by the Release of the affected Mortgaged Property, describing the nature of such Default or Event of Default, and certifying that such Default or Event of Default shall be cured by such Release) and that such Release will comply with all applicable requirements of this
Section 2.6;

     (b) the Borrower shall pay to the Lender all interest that is accrued and unpaid on the principal balance of the Mortgage Note and all other sums due under the Loan Documents, through and including such Due Date, including, without limitation, all reasonable costs and expenses of Lender incurred in connection with the prepayment, including any costs and expenses associated with a release of the Lien of the Security Documents and reasonable attorneys' fees and expenses;

     (c) the Borrower shall pay to the Lender, to be applied to prepayment of the Scheduled Principal Payments due on each Due Date, in the inverse order of their scheduled maturities, an amount equal to (1) in the case of a prepayment pursuant to clause (b) of the first paragraph of this Section 2.6, the Release Price and the Yield Maintenance Payment for such Mortgaged Property or (2) in the case of a Release pursuant to clause (a) of the first paragraph of this
Section 2.6, an amount equal to the greater of (a) and (b), in which (a) is the Allocated Loan Amount for such Mortgaged Property and (b) is the lesser of (x) the Release Price for such Mortgaged Property and (y) the sum of the Net Sales Proceeds received by Borrower from the sale of the Mortgaged Property or the part thereof that remains following the Taking or Casualty, plus the remaining Award or Insurance Proceeds not previously applied to repayment of the Loan or Restoration;

     (d) the Borrower shall deliver to the Lender, for execution, forms of release of such Mortgaged Property from the Lien of the Security Documents appropriate for the jurisdiction in which such Mortgaged Property is located; and

     (e) if the Release is being requested in order to avoid an Event of Default pursuant to Section 7.1.3 hereof, the Borrower shall deliver to the Lender evidence reasonably satisfactory to the Lender that the Debt Service Release Conditions have been satisfied.

     2.7.  Partial Release after Defeasance Period

     On any Due Date occurring on or after the last day of the Defeasance Period, upon the sale of any Mortgaged Property to any Person, the Borrower may cause the Release of such Mortgaged Property from the Lien of the Security Documents upon the satisfaction of the following conditions:

     (a) the Borrower shall provide not less than 30 days' notice to the Lender specifying a Due Date on which the amount set forth in clause (c) below is to be provided to the Lender, which notice shall be accompanied by a certificate of the Borrower and the General Partner, signed by a duly authorized officer of the General Partner, to the effect that no Default or Event of Default has occurred and is continuing (or, in the case of a Default or Event of Default that shall be cured or avoided by the Release of the affected Mortgaged Property, describing the nature of such Default or Event of Default, and certifying that such Default or Event of Default shall be cured by such Release) and that such Release will comply with all applicable requirements of this Section 2.7;

     (b) the Borrower shall pay to the Lender all interest that is accrued and unpaid on the principal balance of the Mortgage Note and all other sums due under the Loan Documents, through and including such Due Date;

     (c) the Borrower shall pay to the Lender, to be applied to prepayment of the Scheduled Principal Payments due on each Due Date, in the inverse order of their scheduled maturities, an amount equal to the Release Price of such Mortgaged Property; provided, however, that (A) if a Mortgaged Property is released pursuant to this

Section 2.7 as a result of a Casualty or a Taking as to which Restoration is not required or permitted under the applicable Mortgage, such payment shall be an amount equal to the greater of (a) and (b), in which (a) is the Allocated Loan Amount for such Mortgaged Property and (b) is the lesser of (x) the Release Price for such Mortgaged Property and (y) the sum of the Net Sales Proceeds received by Borrower from the sale of the Mortgaged Property or the part thereof that remains following the Taking or Casualty plus the remaining Award or Insurance Proceeds not previously applied to repayment of the Loan or Restoration;

     (d) the Borrower shall deliver to the Lender, for execution, forms of release of such Mortgaged Property from the Lien of the Security Documents appropriate for the jurisdiction in which such Mortgaged Property is located; and

     (e) unless the Release is being made in connection with a Casualty or Taking (as to which Restoration is not required or permitted under the applicable Mortgage), the Borrower shall deliver to the Lender evidence reasonably satisfactory to the Lender that the Debt Service Release Conditions have been satisfied.

          Sales of personal property at a Mortgaged Property in the ordinary course of business may be made pursuant to Section 1.23 of the applicable Mortgage without regard to Sections 2.5, 2.6 or 2.7 hereof.

     2.8. Yield Maintenance

          2.8.1.

          If all or any part of the principal amount of the Loan is prepaid after the Closing Date but prior to the last day of the Defeasance Period as a result of the acceleration of the maturity of the Mortgage Note after an Event of Default or if a Mortgaged Property is released for the purpose set forth in
Section 7.1.3 after the Closing Date but prior to the Securitization, Borrower shall be required to pay a prepayment premium (the "Yield Maintenance Payment") on the Mortgage Note equal to the greater of (A) 1% of the amount of the principal prepayment that is to be applied to the Mortgage Note and (B) the present value as of the end of the applicable Debt Service Period, discounted at the Reinvestment Yield, of a series of payments each equal to the Payment Differential on each of the remaining Due Dates prior to and including the Scheduled Maturity Date, after giving effect to the regularly scheduled payment of principal that is to be made on the Prepayment Date. No Yield Maintenance Payment shall be required in connection with prepayments made on or after the last day of the Defeasance Period.

          2.8.2.

          Promptly following such a prepayment, the Lender shall notify Borrower of the amount and basis of determination of the applicable Yield Maintenance Payment promptly upon determining the Treasury Rate, as contemplated below. Absent manifest error, the Borrower shall not dispute Lender's calculations hereunder.

          For purposes of this Section 2.8, the following terms shall have the meanings ascribed to them below:

          "Payment Differential" means, an amount equal to (x) the Base Rate, minus the Reinvestment Yield, divided by (y) 12, and multiplied by (z) the amount of the principal prepayment.

          "Reinvestment Yield" is the Treasury Rate converted to a monthly compounded nominal annual yield.

          "Treasury Rate" is equal to the lesser of (A) the annual yield on the United States Treasury issue (primary issue) with a maturity date closest to the Final Maturity Date and (B) the yield on the United States Treasury issue (primary issue) with a maturity equal to the remaining average life of the Mortgage Note, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14
                                -----------------------
     days prior to (x) the applicable Prepayment Date set forth in the notice of prepayment provided by the Borrower or (y) the date of acceleration by the Lender (or if such bid price is not published on that date, the next preceding date on which such bid price is so published).

3.   REPRESENTATIONS AND WARRANTIES

          To induce the Lender to enter into this Agreement and the other Loan Documents and to make the Loan to Borrower, Borrower makes the following representations and warranties:

     3.1. Organization and Power of Borrower

          Borrower (i) is (and at all relevant times has been) duly organized and validly existing as a limited partnership in good standing under the laws of the State of Delaware, (ii) has full power and authority to enter into, execute, deliver and perform the Management Agreement, the Ground Leases, this Agreement, the Mortgage Note, and the other Loan Documents and to consummate the transactions contemplated hereby and thereby, (iii) has full power and authority to mortgage or assign all of its right, title and interest in and to the Mortgaged Properties and the other Collateral, (iv) has full power and authority to transact the business in which it is now engaged, or proposes to engage, (v) has power and authority and is duly qualified to transact such business as a foreign limited partnership under the laws of all jurisdictions in which the Mortgaged Properties are located, and in all jurisdictions where the nature of Borrower's business or the character of properties owned, leased, operated or otherwise held by Borrower makes such qualification necessary and (vi) is a special purpose entity established for the sole purpose of owning and operating the Mortgaged Properties or causing the Mortgaged Properties to be operated.
All of the partnership interests in the Borrower have been duly and validly authorized and issued and are owned as follows: the General Partner owns a 1.3% limited partner interest and a 5% general partner interest in the Borrower and the Limited Partners (other than the General Partner) own a 93.8% limited partner interest in the Borrower, in each case, free and clear of any liens, encumbrances, equities or claims. The General Partner (i) is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, (ii) has full power and authority to execute, deliver, and perform this Agreement and the other Loan Documents to which it is a party, whether for itself or on behalf of Borrower, (iii) is duly qualified to transact business as a foreign corporation in good standing under the laws of each jurisdiction which requires such qualification, except when the failure to be so qualified, considering all such failures in the aggregate, would not be reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the General Partner or the Borrower or on the ownership, use or value of any of the Hotels and (iv) is not engaged in any business other than acting as the general partner of the Borrower. Borrower has its principal place of business, principal office and office where it keeps its records and other documents and instruments relating to the Hotels (except for certain records, documents and instruments kept at the Hotels) at its address set forth in Section 11.3.

      3.2.  Due Authorization and Execution

            The execution, delivery and performance by the Borrower and the General Partner of this Agreement and each of the other Loan Documents has been duly authorized by all requisite actions by and on behalf of Borrower and the General Partner and are within the partnership or corporate power of the Borrower and the General Partner, as the case may be, and this Agreement and all other Loan Documents executed and delivered by Borrower or the General Partner have been duly executed by the Borrower and the General Partner and constitute the valid and binding obligations of the Borrower and the General Partner, enforceable against the Borrower and the General Partner in accordance with their respective terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws relating to or affecting creditors' rights generally and general principles of equity (whether considered in a proceeding in equity or at law).

      3.3.  No Consents Required; No Contravention

            Except for consents and approvals that have already been obtained and are in full force and effect, no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, commission, bureau, agency or other Person is required in connection with the execution, delivery and performance of this Agreement, the Mortgage Note, or any of the other Loan Documents or the consummation of the transactions contemplated hereby and thereby. Neither the execution and delivery by the Borrower or the General Partner of this Agreement nor of the other Loan Documents, the consummation of the transactions contemplated hereby or thereby, nor the fulfillment by the Borrower or the General Partner of, or compliance by the Borrower or the General Partner with, the terms and conditions of this Agreement or the Loan Documents:

            (a) will result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Laws or any judgment, decree or order binding on Borrower or the General Partner or their respective properties or assets;

            (b) will conflict with or result in any breach or violation of any of the terms, conditions or provisions of the organizational documents of the Borrower or the General Partner; or

            (c) will result in a breach or violation of or constitute a default under any existing material agreement or instrument to which the Borrower or the General Partner or their respective assets are a party or by which the Borrower or the General Partner are bound (except under agreements relating to the Bank Debt that will be terminated, released or fulfilled at or prior to the Closing).

      3.4.  Title to Properties

            Borrower has, and shall continue to have, good and marketable title to the Mortgaged Properties, including good and marketable fee simple or leasehold title, as applicable, in and to the Land, and good and marketable title in and to the Improvements located thereon, in each case free and clear of all Liens except for Permitted Liens, and Borrower has, and shall continue to have, good title to its interest in all other assets that serve as Collateral for the Loan (which, in the case of assets leased by Borrower, shall mean a good and valid leasehold interest in such assets), free and clear of all Liens except Permitted Liens. The Permitted Liens do not and will not materially and adversely affect (i) the ability of Borrower to pay in full the principal and interest when due on the Mortgage Note or (ii) the use of the Mortgaged Properties for the use currently being made thereof or the operation of the Mortgaged Properties as they currently are being operated. Borrower has no interest in real property other than the Mortgaged Properties, including the Land and Improvements related thereto. Each Hotel constitutes one or more separate tax lots that do not share tax liability with other real property except property that is (a) owned in full by Borrower or a Ground Lessor and (b) encumbered by a Lien in favor of the Lender securing the Loan.

      3.5.  Ground Leases

            (i) The Ground Leases have been duly executed by, and are in full force and effect as between the parties thereto.

            (ii) Borrower is not in default under any Ground Lease and, to the best of Borrower's knowledge, there are no defaults by any other party thereunder.

            (iii) The Borrower and the General Partner further represent and warrant that (i) a true and complete copy of each Ground Lease and all amendments and supplements thereto has been delivered to the Lender, (ii) no such Ground Lease has been supplemented or modified in any way except as set forth in Schedule 3.5A
                                                                -------------
                  attached hereto, and each Ground Lease constitutes the entire agreement with the landlord thereunder such that there are no understandings, representations, warranties or promises not fully set forth therein, (iii) to the best of its knowledge, there is no existing default or event which with the passage of time and/or the giving of notice would constitute a default under any of the Ground Leases by any party thereto, (iv) the continuation, validity and enforceability of the Ground Leases will not be affected by the transactions contemplated by this Agreement or the other Loan Documents, (v) each such Ground Lease is either superior to any mortgage encumbering the fee interest in such Hotel or there is an existing and effective nondisturbance agreement in place with any holder of such fee mortgage that would have the effect of causing such Ground Lease to remain superior to such fee mortgage upon its foreclosure, and (vi) except as set forth on Schedule 3.5B, the
                                                              -------------
                 landlord under such Ground Lease has no right or option to purchase the tenant's leasehold estate or to purchase any leasehold mortgagee's interest in such Hotel.

         (iv) Each Ground Lease or a memorandum thereof has been duly recorded.

         (v) Each Ground Lease permits the interest of the Borrower as lessee thereunder to be encumbered by the related Mortgage.

         (vi) The Borrower's interest in each Ground Lease may be subjected to a leasehold mortgage.

         (vii)   Except as set forth in Schedule 3.5C, each Ground Lease
                                        -------------
                 requires the lessor thereunder to give notice of any default by the Borrower, as lessee, to the mortgagee under any leasehold mortgage relating to such Ground Lease (including the Mortgage) and provides the mortgagee a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of Borrower thereunder) to cure any default under such Ground Lease that is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease.

         (viii) The term of each Ground Lease (including all renewal options of the Borrower, as lessee) extends to a date not earlier than April 10, 2022.

         (ix)    Except as set forth in Schedule 3.5D, each Ground Lease
                                        -------------
                 permits the Borrower, as lessee, to apply all Insurance Proceeds either (A) to the repair or restoration of all or part of the related Mortgaged Property, and the Lender, or its designee, to hold and disburse such Insurance Proceeds as the repair or restoration progresses, or (B) to the prepayment or defeasance of the Mortgage Note.

    3.6. Utilities

         (i) All utility services and facilities (including water, sanitary sewer, storm sewer, gas and electrical services and facilities) necessary for the present and proposed use of the Hotels are available to the Hotels and, except as shown on the surveys or title reports for the Hotels, enter the Hotels either through adjoining public streets or through private lands pursuant to valid, unsubordinated, perpetual, enforceable and recorded public or private easements; (ii) all utility connections for the Hotels have been completed, installed and paid for; (iii) except as shown on the surveys or title reports for the Hotels and except for encroachments that would not reasonably be expected to materially and adversely affect the operation of the applicable Mortgaged Property, no Improvements on the Land are located upon any public utility lines or upon any private utility lines serving property other than the Hotels, or encroach upon any property adjoining the Hotels or encroach upon any utility easements or rights-of-way; and (iv) neither Borrower nor the General Partner has received any notice from any utility that any utility services utilized by the Hotels will be revoked or otherwise terminated.

    3.7.  No Violations

          No notices of any material violation of law or municipal ordinances or of federal, state, county or municipal or other governmental agency regulations, orders or requirements relating to the Collateral have been entered against or received by the Borrower or, to Borrower's knowledge, the Manager, and the Borrower has no reason to believe that any such notice may or will be entered or received.

    3.8.  Other Agreements

          Neither the Borrower, nor the General Partner is a party to any agreement, instrument, indenture, or other contract or subject to any charter or other restriction that could materially adversely affect, or threaten to materially adversely affect, its business, operations, prospects, properties, assets or condition (financial or otherwise). No material default by Borrower or the General Partner has occurred or is continuing (nor has there occurred any continuing event which, with giving of notice or the passage of time or both, would constitute such a default) under any material contracts, material agreements or material orders to which the Borrower, or the General Partner, as the case may be, is a party or by which it is bound and, to the knowledge of Borrower, no material default by a third party has occurred or is continuing (nor has there occurred any continuing event which, with the giving of notice or the passage of time, or both, would constitute such a default) under any such contracts, agreements or orders. No holder of any indebtedness of Borrower or the General Partner has given notice of any default thereunder, and no liquidation or dissolution of Borrower, or the General Partner, and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to Borrower, or the General Partner or any of their properties, is pending or, to the knowledge of Borrower or the General Partner, threatened against them or their properties.

    3.9.  Payment of Taxes

          (i) Borrower and the General Partner have filed or have caused to be filed all federal, state, local, and foreign income, excise, property and other tax returns with respect to their operations, that are required to be filed,
(ii) all such returns are true and correct in all material respects, and (iii) Borrower and the General Partner have paid or caused to be paid in full all taxes as shown on such returns or on any assessment received by them, to the extent that such taxes have become due. Except as so disclosed, the amounts reserved as a liability for income and other taxes that may become payable are sufficient for the payment of all such unpaid taxes of Borrower or the General Partner, whether or not disputed, for which Borrower or the General Partner may be liable in its own right or as a transferee of the assets of, or as successor to, any other person or entity.

    3.10. Litigation

          There is no legal or governmental action, suit or proceeding (including any condemnation proceeding) pending to which the Borrower or the General Partner is a party or of which any property of the Borrower or the General Partner is subject which, if determined adversely to the Borrower or the General Partner, as the case may be, would individually or in the aggregate have a material adverse effect on the Mortgaged Properties, or on the financial position, business or results of operations of the Borrower or the General Partner or that might affect in any material respect the transactions contemplated by this Agreement and, to the knowledge of the Borrower and the General Partner, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

    3.11. Regulation U

          Neither Borrower, nor the General Partner is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as now and from time to time hereafter in effect, and no proceeds of the Loan will be used for any purpose (and neither Borrower nor the General Partner acting on its behalf has taken or will take any action, which might cause this Agreement or any Loan Document to violate said Regulation U or any other regulation of the Board of Governors of the Federal Reserve System (in each case as in effect on the date hereof or as the same may hereinafter be in effect)).

    3.12. Investment Company Act

          Neither Borrower, nor the General Partner is an "investment company" or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended and none is an open-ended investment company, unit trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

    3.13. Transactions with Affiliates

          Excluding all transactions contemplated by the Loan Documents, no officer of Borrower, and no other Affiliate of Borrower or of any such officer, is currently a party to any transaction with Borrower, including any contract, agreement or other arrangement providing for the employment of, furnishing of advisory or other services by, purchase or lease of real or personal property from, or otherwise requiring payments to, any such officer or Affiliate, except on terms that are fair and reasonable and no less favorable to Borrower than would be expected in arms-length transactions with third parties where neither party is under duress or under any extraordinary compulsion to enter into such contract, agreement or arrangement.

    3.14. Non-Subordination

          The obligations of Borrower under this Agreement, the Mortgage Note, and each of the other Loan Documents, and the indebtedness evidenced by the Mortgage Note, are not subordinated in right of payment or otherwise to any other obligation of Borrower or to any rights of others.

    3.15. Permits and Licenses

          No proceedings are pending or, to the best of Borrower's and the General Partner's knowledge, threatened seeking the revocation or suspension of any permits, licenses or approvals issued with respect to the Hotels the revocation of which might reasonably be expected to result in any material adverse change in the business, operations, prospects, properties, assets or condition (financial or otherwise) of Borrower or any of the Hotels. No such permits, licenses or approvals shall be altered or amended, nor shall Borrower or the General Partner make any attempt to alter or amend the same, in any materially adverse respect, without the prior written consent of the Lender. The Borrower and the General Partner have all material permits, licenses and authorizations necessary to conduct their respective businesses in the same manner as currently conducted and currently planned to be conducted.

    3.16. Patents and Trademarks

          Borrower owns or possesses the right to use all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and rights with respect to the foregoing, necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with any rights of others.

    3.17. Insurance

          Borrower has obtained all insurance policies required by Section 8 hereof and by each of the Mortgages, in each case with Qualified Insurance Companies and all such policies are in full force and effect.

    3.18. ERISA

          Neither Borrower nor the General Partner has any employees, and neither Borrower nor the General Partner maintains or sponsors any Plan. Neither Borrower nor the General Partner is obligated to make contributions on behalf of the employees of any Person to any Plan.

    3.19. No Notice of Non-Compliance

          Neither the Borrower nor the General Partner nor, to the Borrower's knowledge, the Manager has received any notice from any insurance company which has issued a policy with respect to the Hotels or from any State Board of Fire Underwriters (or any other body exercising similar functions) requiring the performance of any repairs, alterations or other work, which repairs, alterations or other work have not been completed at the Hotels. Neither Borrower nor the General Partner has received any notice of default or breach which has not been cured under any covenant, condition, restriction, right-of-way, reciprocal easement agreement or other easement or agreement affecting the Hotels which is to be performed or complied with by it.

    3.20. Compliance With Laws

          Borrower and each Hotel is in compliance with all Laws, except for such non-compliance as would not reasonably be expected, singly or in the aggregate, to materially and adversely affect any Hotel or the business, operations, prospects, assets, properties or condition (financial or otherwise) of Borrower.

    3.21. Compliance with Environmental Laws

          To the best of Borrower's and the General Partner's knowledge, there are no Hazardous Materials other than Permitted Hazardous Substances present at any of the Mortgaged Properties, and Borrower and each of the Mortgaged Properties is in compliance in all material respects with, all applicable Environmental Laws, except for such matters as may be described in the Phase I environmental reports delivered to Lender prior to the Closing Date (and, in the case of the Mortgaged Property in San Antonio, Texas, the Phase II environmental report delivered to Lender) prior to the Closing Date. There are not pending (and, to the best of Borrower's knowledge, there are not threatened), any actions, suits, claims, legal proceedings or any other proceedings claiming or involving the presence on, at or under the Mortgaged Properties, or any part thereof, of any Hazardous Materials or claiming violation of Environmental Laws relating to the Mortgaged Properties or any part thereof, and neither the Borrower nor, to its knowledge, the Manager has received, directly or indirectly, formal or informal notice of any complaint, order directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Governmental Authority or any other person or entity relating to the foregoing.

    3.22. Environmental Indemnification by Borrower

          Borrower and the General Partner agree to execute in favor of the Lender, its successors and assigns, the Environmental Indemnity Agreement. No Person, other than the Lender and its successors and assigns (including a purchaser at foreclosure or grantee of an assignment or deed in lieu thereof), shall have any rights under, or be considered a beneficiary of, the Environmental Indemnity Agreement.

    3.23. Concerning Mortgaged Properties; Financial Statements

          (a) All certifications, permits, licenses and approvals required for the legal use, occupancy and operation of each Hotel as a hotel including any applicable liquor license, certificate of completion and occupancy permit, have been obtained and are in full force and effect; (b) Engineering Surveys have been performed for each of the Hotels and, except as set forth in the Engineering Surveys, the Hotels and other Improvements are in sound condition and repair consistent with the conditions required of them under the Management Agreement and neither Borrower nor the General Partner has knowledge that any such Engineering Survey contains any material inaccuracy or omission;
(c) there are no proceedings pending or, to the best of Borrower's or the General Partner's knowledge, threatened for the total or partial condemnation of or affecting, any Hotel; (d) the Hotels are not subject to any leases, licenses or other use or occupancy agreements other than the Ground Leases and leases of equipment in the ordinary course of business that would not cause the limitations on leasing contained in the Management Agreement or in any of the Loan Documents to be violated (the "Leases"); (e) other than the Manager pursuant to the Management Agreement and hotel guests from time to time, no Person has any possessory interest in any Hotel or right to occupy any portion thereof except under and pursuant to the provisions of the Leases; (f) Borrower does not have on the date hereof any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments which in each case are known to Borrower and which, in Borrower's opinion, are reasonably likely to result in a material adverse effect on the Hotels or the operation thereof, except as referred to or reflected or provided for in the financial statements heretofore furnished to the Lender or as otherwise disclosed to the Lender herein; (g) since the last date of such financial statements, (i) Borrower has not entered into any material transaction or incurred any material liability or obligation, contingent or otherwise, other than in the ordinary course of business, except as disclosed to the Lender and (ii) there has not been any material adverse change in the condition (financial or otherwise), business, net worth or results of operations of the Borrower or the condition (financial or otherwise) of the Hotels; and (h) except as described on Schedule 3.23 attached hereto, no
                                       -------------
Mortgaged Property is located in a flood hazard area as defined by the Federal Insurance Administration (and all Mortgaged Properties described in Schedule
                                                                    --------
3.23 are covered by flood insurance satisfying the requirements of the
----
applicable Mortgage).

    3.24. Access

          Each Hotel has access and is contiguous to publicly dedicated streets, roads or highways, or if not so contiguous, access to and from each Hotel and publicly dedicated streets, roads or highways is available through private lands pursuant to valid, perpetual, enforceable and recorded public or private easements or rights-of-way; and pedestrian and vehicular access to and from each Hotel via the easements or rights-of-way is not limited or restricted in any unreasonable manner (except that with respect to the Leasehold Hotels only, the duration of any such easements may not be perpetual but are at least coterminous with the terms of the applicable Ground Leases, including all renewal options whether or not presently exercised).

    3.25. No Liens

          There are no Liens of any type with respect to any of the Hotels, except the Liens created by the Loan Documents and the Permitted Liens. There has been no construction or other activities at any of the Hotels within such periods of time as would permit the imposition of any mechanics' or materialmen's Liens on any of the Hotels except as set forth on Schedule 3.25.
                                                                -------------

    3.26. Accuracy of Information

          To the best knowledge of the Borrower and the General Partner, neither the Loan Documents nor any document, agreements, instrument, schedule, certificates, statements, or cash flow schedules (collectively, the "Borrower Documents") furnished by the Borrower, MII, the Manager, the General Partner or Host Marriott to the Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Since the furnishing of the Borrower Documents, there has been no change nor any development or event involving a prospective change known to the Borrower or the General Partner which would render any of the Borrower Documents untrue or misleading in any material respect.

    3.27. Mortgages and Security Interests

          When executed and delivered, and, if necessary under applicable laws, recorded, the Mortgages will create valid mortgage, deed of trust, or similar Liens upon the Mortgaged Properties, the Land underlying them (which, in the case of Land leased under a Third Party Ground Lease, will be a Lien on the Borrower's leasehold interest in the Land, in all other cases, will be a Lien on the Borrower's or Marriott Ground Lessor's, as applicable, fee simple interest in the Land and, in the case of Land leased under a Marriott Ground Lease, will also be a Lien on the Borrower's leasehold interest in the Land), and the Improvements and valid security interests in the fixtures located thereon, and the Mortgages and accompanying financing statements (if any) will be recorded and filed in such places as may be required and, where appropriate, applicable mortgage, transfer, recording and UCC taxes and fees will be paid, such that the Mortgages will constitute valid first priority mortgage, deed of trust, or similar Liens on the Land and Mortgaged Properties and will create valid perfected first priority security interests of record with respect to the respective Mortgaged Property and related Collateral (except Collateral as to which a security interest cannot be created and perfected by a Mortgage or the filing of a financing statement under the U.C.C.), subject only to the Permitted Liens.

          When executed and delivered, and, if necessary under applicable laws, when appropriate filings of financing statements are made, the Security Agreement by and between the Borrower and the Lender will create valid first priority security interests with respect to the Collateral named therein, which security interests shall be perfected to the extent that security interests in such Collateral can be perfected by the filing of a financing statement under the U.C.C.

    3.28. Assignments of Leases and Rents

          When executed and delivered by the Borrower and the other parties thereto, the Assignments of Leases and Rents will create a valid assignment of the Collateral described therein. The Assignments of Leases and Rents, and accompanying financing statements (if any) will be recorded by the Title Company and filed in such places as may be required so that all such documents will create valid assignments of record with respect to the Collateral described therein, subject only to the Permitted Liens.

     3.29.  Foreign Person

            The Borrower is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986 and any regulations promulgated thereunder (including temporary or proposed regulations).

     3.30.  No Defaults

            No Default or Event of Default exists hereunder or under the other Loan Documents.

     3.31.  No Fraudulent Conveyance

            Borrower (i) is entering into this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby in good faith and with no actual intent to disturb, hinder, delay, or defraud any present or future creditor of the Borrower, the General Partner or any other Person, and
(ii) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. After giving effect to the transactions contemplated by the Loan Documents, the fair salable value of the Borrower's assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed the Borrower's total liabilities, including subordinated, unliquidated, disputed or contingent liabilities known to the Borrower. The fair salable value of the Borrower's assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than the Borrower's probable liabilities, including the maximum amount of its contingent liabilities known to the Borrower or its debts as such debts become absolute and matured. The Borrower's assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. The Borrower does not intend to, and does not believe it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of the Borrower).


4.   CLOSING; CONDITIONS PRECEDENT

            The Loan shall be made at a closing (the "Closing") on the Closing Date. Without limiting the foregoing, the obligation of the Lender to make the Loan to Borrower and to proceed with the Closing is subject to the satisfaction on or before the Closing Date of each and all of the following conditions (and the occurrence of the Closing shall be conclusive evidence that all such conditions have been satisfied in full or knowingly waived):

     4.1.   Representations, Warranties and Covenants

            The representations and warranties of the Borrower and its General Partner made in this Agreement or in any other Loan Document shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date, with the same effect as if such representations and warranties were made on the Closing Date. As of the Closing Date, the Borrower and the General Partner shall each have performed and complied in all material respects with all covenants and agreements required by this Agreement or by any other Loan Document to be performed or complied with by the Borrower and the General Partner as of such date.

     4.2.   Borrower's Actions

            The Borrower shall have taken all actions under the laws of any state having jurisdiction over the Borrower necessary to effectuate the transactions contemplated by this Agreement and by the other Loan Documents.

     4.3.   Delivery of Documents

            The Borrower shall have delivered to the Lender the following documents, instruments and agreements, each of which shall be in form and substance reasonably satisfactory to the Lender:

            4.3.1.

            All Loan Documents, fully executed by the Borrower and, as applicable, the General Partner, including the following;

                (i)    This Agreement;

                (ii)   The Mortgage Note;

                (iii)  Each of the Mortgages;

                (iv)   The Environmental Indemnity Agreement;

                (v) The Collateral Assignment of Management Agreement (and the Manager's consent to same);

                (vi)   The Security Agreement;

                (vii)  Each of the Assignments of Leases and Rents; and

                (viii) The Cooperation Agreement.

            4.3.2.

            Mortgagee's forms of title insurance policies (each a "Title Insurance Policy" and, collectively, the "Title Insurance Policies"), or marked-up commitments evidencing such policies, each in form and content reasonably acceptable to the Lender, and each in an amount not less than the Allocated Loan Amount applicable to the particular Mortgaged Property (as specified in part A of Schedule 4.3.2 attached hereto), with premiums fully paid, insuring that (i)
   --------------
each Mortgage constitutes a valid first priority mortgage or similar lien on, and security interest in, the Land and the Improvements and all rights appurtenant thereto described therein, in each case free and clear of all defects and encumbrances other than as set forth in Exhibit B to the applicable
                                            ---------
Mortgage, and containing, to the extent such coverage is available in the state in which the particular Mortgaged Property is located, (A) full coverage (by affirmative insurance) against liens of mechanics, materialmen, laborers, and any other Persons who might claim statutory or other common law liens relating to services performed prior to Closing; (B) no survey exceptions other than those set forth in Exhibit B to each Mortgage; (C) such other endorsements as
                   ---------
the Lender may deem reasonably necessary to insure that any off-site easements benefiting any of the Mortgaged Properties are valid and enforceable in accordance with their terms; (D) a "tie-in" endorsement aggregating the insurance amount indicated for the applicable Mortgaged Property with the amounts indicated for other Mortgaged Properties; and (E) such other endorsements as listed for the state in which the applicable Mortgaged Property is located in part B of Schedule 4.3.2 attached hereto. Such Title Insurance
                        --------------
Policies shall be issued by Commonwealth Land Title Insurance Company or any other nationally recognized title insurance company (the "Title Company") reasonably satisfactory to the Lender.

            4.3.3.

            Evidence reasonably satisfactory to the Lender that the requirements set forth in Sections 8.1 and 8.3 hereof have been complied with and that all policies of insurance required by Section 8.1 and 8.3 are in full force and effect;

            4.3.4.

            Evidence reasonably satisfactory to the Lender that funds necessary to pay all taxes related to the Mortgages and all other recording and filing fees and other expenses necessary in connection with the recordation of the Mortgages and the perfection of the security interests under all of the other Security Documents have been paid to the Title Company, or to other Persons reasonably satisfactory to the Lender, for payment to the applicable taxing authorities or recording officials;

            4.3.5.

            A certificate of the Borrower, dated as of the Closing Date (together with copies of the documents referred to therein) certifying that: (i) attached thereto is a true and complete copy of the Partnership Agreement, together with all amendments thereto, (ii) the Partnership Agreement has not been amended since the date of the last amendment attached to the certificate, and (iii) the Partnership Agreement is in full force and effect;

            4.3.6.

            A certified copy of the GP Certificate, certified as of a date no more than two weeks before the Closing Date by the Delaware Secretary of State as being a true and complete copy of such certificate, as on file in such State, and a certificate of a duly authorized officer of the General Partner, dated as of the Closing Date (together with copies of the documents referred to therein) certifying that: (i) attached thereto is a true and complete copy of the GP Certificate, together with all amendments, if any, thereto, (ii) attached thereto is a true and complete copy of the General Partners' bylaws, together with all amendments, if any, thereto, (iii) the GP Certificate organizational documents and bylaws have not been amended since the date of the last amendment attached to such officer's certificate, (iv) the GP Certificate and bylaws are in full force and effect and (v) attached thereto are currently effective resolutions of the General Partner's board of directors authorizing the consummation of the transactions contemplated hereby by the General Partner on its own behalf and as the sole general partner of Borrower.

            4.3.7.

            A certified copy of the certificate of limited partnership of the Borrower, certified as of a date no more than two weeks prior to the Closing Date by the Delaware Secretary of State as being a true and complete copy of such certificate as on file in such state, and a certificate of a duly authorized officer of the General Partner of Borrower, dated as of the Closing Date (together with copies of the documents referred to therein) certifying that: (i) attached thereto are true and complete copies of the Borrower's certificate of limited partnership, together with all amendments thereto, (ii) the certificate of limited partnership has not been amended since the date of the last amendment attached to the certificate, and (iii) the certificate of limited partnership is in full force and effect;

            4.3.8.

            Original fictitious name certificates, certificates of existence and, if available, certificates of good standing for the Borrower, the Manager, and the General Partner from the Secretary of State's office (or equivalent) in each state in which a Mortgaged Property is located, to the extent qualification of such Person to do business in such state is necessary to lawfully operate the Mortgaged Properties therein, each dated as of a date recent to the Closing Date.

            4.3.9.

            Certificates of each of the Borrower and the Manager (which may be included in the Collateral Assignment of Management Agreement), each dated as of the Closing Date (together with copies of the documents referred to therein) certifying that: (i) attached thereto is a true and complete copy of the Management Agreement, together with all amendments thereto, (ii) the Management Agreement has not been amended since the date of the last amendment attached to the certificate, (iii) the Management Agreement is in full force and effect,
(iv) no notice of default under the Management Agreement has been given or received by such party, and neither such party nor, to the best knowledge of such party, the other party is in default with respect to any obligation under the Management Agreement, (v) such party does not claim to have any defense, counterclaim or right of offset with respect to any of its obligations under the Management Agreement, (vi) the term of the Management Agreement, exclusive of renewal rights, ends on the last day of the Manager's 2017 fiscal year, (vii) the number and length of renewal options is as set forth therein, and (viii) the full amount of any deferred payments owing thereunder is as set forth therein.

            4.3.10.

            As-built surveys for each Hotel that conform to the 1992 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys and that meet the accuracy standards of an Urban Land Survey, each such survey to be prepared by a surveyor registered in the state in which the Hotel shown on the survey is located, and to contain a certificate from the surveyor to the Lender and the Title Company, dated within 90 days immediately preceding the Closing Date, in form and content reasonably acceptable to the Lender and the Title Company. Each survey shall show (i) the boundaries of the applicable Land, (ii) the location and dimension of all Improvements located on the Land, (iii) the location and identity of all visible or recorded easements and rights-of-way across or serving the Land, (iv) that the Improvements comply with all setback requirements and zoning restrictions, except for violations that do not materially adversely affect the Hotels or as to which the Lender is affirmatively insured under the applicable Title Insurance Policy, (v) that the Improvements do not encroach on adjoining property or on any easement or right of way, except for encroachments that do not materially adversely affect the Hotels or as to which the Lender is affirmatively insured under the applicable Title Insurance Policy, (vi) that there are no encroachments on the Land, except for encroachments that do not materially adversely affect the Hotels or as to which the Lender is affirmatively insured under the applicable Title Insurance Policy, (vii) that the Land is not located within any flood plain area (unless flood insurance reasonably satisfactory to the Lender is provided), and (viii) any other matters that the Lender may reasonably require;

            4.3.11.

            A report of the Title Company or a professional records-search firm stating that a search of the public records in each state and county in which a Hotel is located, disclosed no conditional sales contracts, chattel mortgages, leases of personalty, financing statements or title retention agreements, that affect any Hotel or Land or any other Collateral assigned or pledged to the Lender, except such matters as may be listed in such report, and such matters must be reasonably acceptable to the Lender;

            4.3.12.

            A copy of the certificate of occupancy for each Hotel and the Improvements located on each parcel of Land, or evidence satisfactory to the Lender that no certificate of occupancy is required by applicable Laws, and a copy of all licenses and permits required for the legal operation of each Hotel and all other Improvements located on each parcel of Land, or evidence satisfactory to the Lender that no other licenses or permits are required by applicable Laws or that the absence of particular licenses or permits will not have a materially adverse effect on the business, properties, prospects, assets or condition (financial or otherwise) of the Hotels;

            4.3.13.

            The Engineering Surveys for all of the Hotels, which shall show that no material defects or conditions affect any of the Hotels, other than defects or conditions as to which reserves reasonably acceptable to the Lender have been established, and as to which remedial action reasonably acceptable to the Lender will be performed in due course;

            4.3.14.

            Seismic studies showing probable maximum loss with respect to each Mortgaged Property located in California;

            4.3.15.

            Current reports prepared by an environmental surveying firm reasonably satisfactory to the Lender and in form and scope reasonably satisfactory to the Lender;

            4.3.16.

            An appraisal satisfactory to the Lender prepared with respect to each Hotel by an appraiser acceptable to Lender showing the appraised values for the Hotels;

            4.3.17.

            Estoppel certificates from the Third Party Ground Lessors; and

            4.3.18.

            Letters from the holders of the Bank Debt showing the amounts necessary to pay such indebtedness in full as of the Closing Date, together with evidence that the Title Company has received into escrow from such holders all instruments of release, in recordable form, necessary to release any Liens securing such debt immediately following the Closing.

     4.4.   Evidence of Authorization; Related Documents

            The Lender shall also have received:

            4.4.1.

            A certificate of the corporate secretaries of the Manager the General Partner and each Marriott Ground Lessor certifying as to the incumbency and genuine signature of each officer of such corporation executing any of the Loan Documents or other statements, reports, certificates and documents called for by the terms of the Loan Documents and who will otherwise act under the Loan Documents for and on behalf of Borrower or any such corporation, including specimen signatures of each individual that will be signing any of the Loan Documents on behalf of the Borrower or the General Partner, which specimen signatures shall be certified by an appropriate officer to be a true specimen thereof (and the signature, authority and incumbency of the certifying officer shall be similarly certified).

            4.4.2.

            One or more written opinions addressed to the Lender, dated as of the Closing Date, from Hogan & Hartson L.L.P., special counsel to the Borrower and the General Partner, in form and substance reasonably acceptable to the Lender;

            4.4.3.

            A favorable written opinion addressed to the Lender, dated as of the Closing Date, from local counsel to the Borrower in each state in which one or more of the Hotels is located, substantially to the effect set forth in Exhibit
                                                                        -------
B attached hereto.
-

     4.5.   Closing Certificate

            The Lender shall have received a certificate of Borrower and the General Partner signed by a duly authorized officer of the General Partner, dated as of even date herewith, stating that:

            (i) The representations and warranties of Borrower and the General Partner contained in each of the Loan Documents to which Borrower or the General Partner is a party, and in all certificates, documents and instruments delivered by Borrower or the General Partner pursuant to the Loan Documents are true and correct in all material respects on and as of the Closing Date; and

            (ii) All conditions precedent to be performed by the Borrower or the General Partner have been satisfied as of the Closing Date.

     4.6.   Management Agreement

            The Management Leases shall have been terminated and the Management Agreement shall be in full force and effect.

     4.7.   Existing Debt

            All actions necessary to repay the Bank Debt, and to release all mortgages or other Liens relating thereto, shall have been taken, and the Lender shall have received evidence reasonably satisfactory to the Lender to that effect.

     4.8.   Payment of Lender Costs and Origination Fee

            The Lender shall pay, out of the gross proceeds of the Loan at the Closing, (i) the Origination Fee and (ii) all Lender Costs, the amounts of which are known to the Lender at such time, or withhold a reasonable amount of funds from the Loan Amount at Closing to pay Lender Costs after the Closing. In the event that the amounts paid or withheld by the Lender at the Closing are insufficient to pay all such Lender Costs, the Borrower shall promptly, upon demand, provide additional funds to the Lender to pay such Lender Costs.

     4.9.   FF&E Reserve Account

            The FF&E Reserve Account shall have been funded on the Closing Date in the amount of $7,000,000 in excess of the balance therein immediately prior to the Closing.

     4.10.  General Partner Organizational Documents

            The GP Certificate shall have been amended in a manner satisfactory to Lender and there shall have been duly elected to the Board of Directors of the General Partner an Independent Director.


5.          AFFIRMATIVE COVENANTS

            Borrower agrees that, so long as any amount of principal, interest, Yield Maintenance Payment, or any other charges relating to the Loan shall be outstanding, or so long as there exist any other charges owing on or under this Agreement, the Mortgage Note, or any other Loan Document, Borrower shall:

     5.1.   Timely Payment of Amounts Due

            Duly pay or cause to be paid, when due, the principal of, interest on, Yield Maintenance Payments, if any, and other amounts payable under or in connection with this Agreement, the Mortgage Note and each other Loan Document in accordance with the terms hereof and thereof, at the times and places and in the manner provided herein or therein.

     5.2.   Proceeds of the Loan

            Apply the Net Loan Proceeds solely for the purposes set forth in
Section 2.3 hereof.

     5.3.   Management Agreement; Ground Leases

            Duly and punctually pay all sums required to be paid by Borrower under the Management Agreement and each Ground Lease and otherwise perform in all material respects the obligations contemplated to be performed by it under the Management Agreement and each Ground Lease, subject to the provisions of the Collateral Assignment of Management Agreement and the Ground Lease Rental Subordination Agreement, and will, with due diligence and in a reasonable and prudent manner, enforce its rights under the Management Agreement and each Ground Lease to the extent failure to perform or protect its rights thereunder might materially and adversely affect the business, operations, prospects, assets, properties or condition (financial or otherwise) of Borrower. Without limiting the foregoing, Borrower agrees that:

            (a) Borrower shall at all times promptly and faithfully keep, perform and comply with, or cause to be kept, performed and complied with, prior to the expiration of any applicable grace period, the provisions of the Management Agreement and of each Ground Lease to be complied with by it.

            (b) Borrower shall give the Lender prompt notice of any notice of default given to or received from the Manager under the Management Agreement or the lessor under any Ground Lease, which notice shall include a copy of such notice whether or not the Lender may be entitled to such notice directly from the Manager or such lessor. Borrower shall promptly furnish to the Lender upon the Lender's reasonable request any and all information concerning the performance by it of the provisions of the Management Agreement and of any Ground Lease and shall permit the Lender or its representative at all reasonable times to make investigation or examination concerning the performance by it of the provisions of the Management Agreement and of each Ground Lease. Within ten (10) days after receipt by Borrower, Borrower shall deliver to the Lender a copy of any notice, communication, plan, specification or other instrument or document received or given by it in any way relating to or affecting the Management Agreement or any Ground Lease which may materially concern or affect the rights of the Borrower under the Management Agreement or the rights or estate of the lessor or the lessee in or under a Ground Lease or the Land leased thereby.

          (c) If any legal action or proceeding shall be instituted to terminate the Management Agreement or to evict Borrower under, or terminate, any Ground Lease, or for any other purpose materially affecting the Management Agreement or any Ground Lease, Borrower will, promptly upon service thereof on or to it, deliver to the Lender a copy of each petition, summons, complaint, notice of motion, order to show cause and of all other provisions, pleadings and papers, however designated, served in any such action or proceeding. Borrower will consult with the Lender before instituting suit against the Manager or any lessor under a Ground Lease.

          (d) Notwithstanding any other provision of this Agreement, of the Management Agreement, or of any Ground Lease, if Borrower shall fail so to do, the Lender may (but shall not be obligated to) take any such action as the Lender reasonably deems required to prevent, mitigate or cure, in whole or in part, any default by Borrower under the Management Agreement or any Ground Lease, provided that the Lender shall have first given the Borrower prior written notice of the Lender's intent so to act and a reasonable time for the Borrower to act to prevent or cure such default and the Borrower shall have failed so to act, unless the Lender, in its reasonable judgment determines that there is inadequate time for either such notice or delay in order to protect the Lender's interest in its security in the Management Agreement or any such Ground Lease; and upon the receipt by the Lender from the Borrower, the Manager, or a lessor under a Ground Lease of any written notice of default by the Borrower under the Management Agreement or any Ground Lease, the Lender may rely thereon, and such notice shall constitute full authority and protection to the Lender for any action taken by the Lender or its agents in good faith reliance thereon (provided the Lender shall have given the notice of intent to take such action as required in this paragraph (d)). All expenses, including reasonable attorneys' fees, incurred by the Lender to prevent, mitigate or cure any such default, or to sustain the Lien of the Lender on or security interest in the Management Agreement or the applicable Mortgaged Property, or the priority thereof, together with interest thereon at the Default Interest Rate, shall be deemed secured by the Security Documents and shall be payable within fifteen (15) days after demand. Nothing in this paragraph (d) shall limit the Borrower's right under the Management Agreement or any Ground Lease to contest issues concerning requirements of law or other similar matters to the extent permitted by the Management Agreement or any Ground Lease. Without limiting the foregoing, the Lender shall, upon ten (10) days' prior written notice to Borrower (except in the case of an emergency) have the absolute and immediate right (but shall not be obligated) to enter in and upon the Mortgaged Properties or any part thereof to such extent and as often as the Lender, in its reasonable judgment, deems necessary or desirable to prevent or cure any such default or condition reasonably believed by the Lender to constitute a material default by the Borrower.

          (e) Borrower shall give the Lender prompt notice of the commencement of, and consult with the Lender in connection with the conduct of, any arbitration or appraisal proceeding under and pursuant to the provisions of the Management Agreement or any Ground Lease.

          (f) Borrower shall do, or cause to be done, all things necessary to preserve and keep unimpaired its rights under the Management Agreement and its rights as lessee under each Ground Lease and will enforce the material obligations of the Manager under the Management Agreement and of each lessor under a Ground Lease to the end that it may enjoy all of the rights granted to it thereunder.

          (g) Borrower or the Manager shall establish and maintain with the Lender, on a consolidated basis with respect to all of the Mortgaged Properties, the FF&E Reserve Account, and from time to time, in accordance with Section 8.02B of the Management Agreement, contribute to the FF&E Reserve Account with respect to each of the Mortgaged Properties the amounts required by the Management Agreement (subject to the terms of the Collateral Assignment of Management Agreement). The FF&E Reserve Account shall be administered in accordance with Section 7 of the Cash Management Procedures attached as Schedule 5.11 hereto.
                            -------------

          (h) Borrower acknowledges that, pursuant to Section 365 of the Bankruptcy Code, it is possible (although not intended hereby) that a trustee in bankruptcy of the lessor under a Ground Lease (or the lessor under a Ground Lease as a debtor-in-possession) could reject a Ground Lease, in which case Borrower as lessee under such Ground Lease could have the election described in Section 365(h) of the Bankruptcy Code (which election, as it may be amended or revised from time to time, and together with any comparable right under any other state or federal law relating to bankruptcy, reorganization or other relief for debtors, whether now or hereafter in effect, is called the "Election") to treat such Ground Lease as terminated by such rejection or, in the alternative, to remain in possession for the balance of the term of such Ground Lease and any renewal or extension thereof that is enforceable by the lessee under such Ground Lease under applicable non-bankruptcy law. Borrower shall not terminate or permit termination of a Ground Lease by exercise of the Election without the prior written consent of the Lender and any such Election (without the prior written consent of the Lender) shall be null and void. Because the Ground Leases are a significant part of the Lender's security for the Loan, the Lender does not anticipate that it would consent to termination of any Ground Lease and shall not under any circumstances be obliged to give such consent. Borrower acknowledges and agrees that the Election is in the nature of a remedy and is not a property interest which can exist separate from the Ground Lease. Therefore, it agrees that exercise of the Election in favor of preserving the right to possession under any Ground Lease shall not be deemed to constitute a taking or sale of the affected Mortgaged Property or Mortgaged Properties by the Lender and shall not entitle the Borrower to any credit against the Lender.

     5.4.   Financial and Other Information

            Furnish to the Lender the Financial Statements, notices, and other items described below in this Section 5.4 (the "Information") at the times indicated. Whenever any Financial Statements, notice or other item shall be stated to be due on a day other than a Business Day, such Financial Statement, notice or other item shall be due on the next succeeding Business Day. All Financial Statements relating to earnings and expenses shall set forth separately, or otherwise identify all extraordinary and non-recurring items to the extent required by GAAP. The Borrower will furnish the Lender, at least once each year, a schedule of the dates on which each Accounting Period in such Fiscal Year ends, and will notify Lender promptly of any changes in such Accounting Periods.

            5.4.1. Quarterly Financial Statements

            Within 15 days after the filing thereof by Borrower, copies of the reports, if any, filed by Borrower on Form 10-Q for so long as Borrower is subject, without exemption, to financial reporting obligations under Section 13 of the Securities Exchange Act of 1934, as amended. For any Accounting Quarter for which Borrower is not subject to such reporting obligations, Borrower shall furnish to Lender, as soon as practicable, and in any event within 60 days after the end of each Accounting Quarter (other than the last Accounting Quarter in any Fiscal Year), an unaudited consolidated balance sheet of Borrower as at the end of such Accounting Quarter and unaudited consolidated statement of income and expense of Borrower for each such Accounting Quarter, and for that part of the Fiscal Year to date, and an unaudited consolidated statement of cash flow of the Borrower for that part of the Fiscal Year to date, all in the form that would be required of Borrower if Borrower were required to file quarterly reports with the SEC on Form 10-Q, setting forth in each case, in comparative form, the corresponding figures for the corresponding period(s) of the preceding Borrower Fiscal Year, which statements shall, as a whole, fairly present the financial position of Borrower as at the end of the periods indicated and the results of the operations of Borrower for such periods and which shall be certified by an Authorized Accounting Officer as having been prepared under his or her supervision in accordance with GAAP, subject to year-end audit adjustments, and stating that such Authorized Accounting Officer knows of no facts inconsistent with such Financial Statements and that such Financial Statements, as a whole, fairly present the financial position of Borrower as of the end of the periods indicated and the results of the operations of Borrower for such periods. Any financial statements furnished pursuant to this Section shall be accompanied by a certificate of an Authorized Accounting Officer stating that, to his or her knowledge, no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, the period of its existence, and the action that Borrower has taken or proposes to take with respect thereto.

            5.4.2. Borrower's Annual Financial Statements

            Within 15 days after the filing thereof by Borrower, copies of the reports, if any, filed by Borrower on Form 10-K for so long as Borrower is subject, without exemption, to financial reporting obligations under Section 13 of the Securities Exchange Act of 1934, as amended. For any Fiscal Year for which Borrower is not subject to such reporting obligations, Borrower shall furnish to Lender, as soon as practicable, and in any event within 120 days after the end of each Fiscal Year of Borrower, a consolidated balance sheet of Borrower as at the end of such Fiscal Year and a consolidated statement of income, partners' capital or deficit and consolidated cash flow of Borrower for such Fiscal Year, setting forth in each case, in comparative form, the corresponding figures for the preceding Fiscal Year, prepared in accordance with GAAP, and in the form that would be required of Borrower if Borrower were required to file annual reports with the SEC on Form 10-K. Such Financial Statements or reports on Form 10-K, as the case may be, shall be accompanied by (A) (1) an audit report and opinion in respect of such Financial Statements of Arthur Andersen & Co., L.L.P. or other independent certified public accountants of recognized national standing selected by Borrower and reasonably acceptable to the Lender, which report and opinion shall be unqualified as to the scope of the audit and reasonably satisfactory to the Lender, and (2) the written statement of the accountants described in clause (1) that, in making the examination necessary for their report and opinion on such Financial Statements, they have obtained no knowledge of any condition, event or act that constitutes a Default or Event of Default, or, if such accountants shall have obtained such knowledge, a statement as to the nature and status thereof, and (B) a certificate of an Authorized Accounting Officer, stating that
(1) such Financial Statements have been prepared under his or her supervision in accordance with GAAP and that he or she knows of no facts inconsistent with such Financial Statements and (2) to his or her knowledge, no Default or Event of Default has occurred is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, the period of its existence, and the action that Borrower has taken or proposes to take with respect thereto.

            5.4.3. Budgets

            The consolidated annual itemized operating budget for the combined Mortgaged Properties and a capital expenditure budget for each Mortgaged Property, each in the form generally prepared by the Manager, promptly following agreement with the Manager on each such budget, and quarterly and year-to-date comparisons of actual and budgeted income and expenses, concurrently with the delivery of the related Financial Statements.

            5.4.4. Hotel Operating Statistics

            (a) On or before the date that is 30 days after the end of each Accounting Period, (i) with respect to any Accounting Period ending on or before the earlier of a Securitization or the end of Fiscal Year 1997, a detailed profit and loss statement for each Hotel for such Accounting Period and for the period from the beginning of the current Fiscal Year to the end of such Accounting Period; and (ii) with respect to all Accounting Periods, statements setting forth (x) the gross sales and Net Operating Income for each Hotel for the immediately preceding 13 Accounting Periods; and (y) occupancy rates, average daily room rates and revenues-per-available-room ("REVPAR") for each Hotel for such Accounting Period and the immediately preceding 13 Accounting Periods; and

            (b) On a quarterly basis, on or before the date that is 60 days after the date of each Accounting Quarter (other than the last Accounting Quarter in any Fiscal

Year), (i) detailed profit and loss statements, which shall include the average occupancy rates, average daily room rates and REVPAR, for each Hotel for the period from the beginning of the current Fiscal Year to the end of such Accounting Quarter; and (ii) the balance of the Reserve as of the end of such Accounting Quarter, and

           (c) On an annual basis, within 120 days following the end of each Fiscal Year, (i) detailed profit and loss statements, which shall include the average occupancy rates, average daily room rates and REVPAR, for each Hotel for such Fiscal Year ; and (ii) the balance of the Reserve as of the end of such Fiscal Year.

           5.4.5. Certificates Regarding Defaults

           Within five (5) Business Days after any officer of the General Partner obtains knowledge of any Default or Event of Default, a statement of such officer specifying the nature of such Default or Event of Default, the period of existence thereof, and the action that Borrower has taken or proposes to take with respect thereto.

           5.4.6. Proposed Amendments to Partnership Agreement

           Not less than ten (10) days prior to the execution thereof, a true and complete copy of any proposed amendment to the Partnership Agreement (other than amendments of a ministerial nature that will not have any adverse impact on the Lender, the value of the Collateral, the validity or priority of the Lender's security interest therein, or any of the Lender's rights or remedies under the Loan Documents).

           5.4.7. Environmental Conditions

           Within five (5) Business Days after any officer of the General Partner obtains knowledge of or discovers any occurrence or condition on any real property adjoining or in the vicinity of any Hotel that might reasonably be expected to cause such Hotel or the Land on which it is located to be subject to any investigation or cleanup pursuant to any Environmental Law which could reasonably be expected to lead or result in a material adverse effect upon the business, operations, prospects, assets, properties or condition (financial or otherwise) of Borrower or any Hotel, written notice thereof describing the nature thereof and the actions, if any, that Borrower proposes to take to address it.

           5.4.8. Evidence of Tax Payments

           Concurrently with the delivery of Financial Statements required by Sections 5.4.1 and 5.4.2, Borrower shall provide to the Lender evidence of the payment of all real estate taxes that were due and payable on the Mortgaged Properties during the preceding Accounting Quarter.

           5.4.9. Change in MII Cash Management Conditions

           The Borrower will notify the Lender within 5 Business Days after it learns that any MII Cash Management Condition is no longer satisfied.

     5.5.   Maintenance of Existence, Etc.

            At all times (a) maintain its principal place of business, principal office, and office where it keeps its records and other documents and instruments, relating to the Mortgaged Properties (except for certain records, documents and instruments kept at the Mortgaged Properties) at its address set forth in Section 11.3 hereof or such other address of which the Lender may be given written notice not less than thirty (30) days prior to the date on which a change of location is to occur; (b) obtain and maintain in full force and effect all authorizations, consents, approvals, licenses, exemptions and other actions by, and all registrations, qualifications, designations, declarations and other filings, if any, with, any governmental or administrative board, body, commission, authority, bureau, or agency necessary (i) in connection with the execution and delivery of this Agreement, the Mortgage Note, and the other Loan Documents, the consummation of the transactions contemplated herein or therein, and the performance of or compliance with the terms and conditions thereof, or
(ii) to ensure the legality, validity and enforceability hereof or thereof; and
(c) maintain in effect its existence pursuant to the Partnership Agreement (other than as a result of a Permitted Reorganization) and cause the General Partner to (and by signing this Agreement on behalf of Borrower the General Partner agrees to) (x) maintain its corporate, partnership or other existence in effect and in good standing (other than as a result of a Permitted Reorganization) and (y) comply with all requirements of Law material to the conduct of its business (including continuing to be qualified to engage in business in each jurisdiction where such qualification is required) and the performance of the obligations of Borrower or the General Partner under the Loan Documents to which Borrower or the General Partner is a party.

     5.6.   Compliance with Applicable Laws

            Comply in all material respects with all requirements of Law applicable to the conduct of its business (including continuing to be registered or qualified to do business in each jurisdiction where such registration or qualification is required), the operation of the Mortgaged Properties, and the performance of the obligations of Borrower under the Loan Documents to which Borrower is a party, including Environmental Laws, rules, regulations and orders of any governmental authority.

     5.7.   Maintenance of Books; Inspection of Properties and Books

            Keep and maintain adequate and proper records and books of account, in which complete entries are made in accordance with GAAP and in accordance with all applicable laws and regulations, and permit authorized representatives of the Lender to discuss the business, operations, prospects, assets, properties and condition (financial or otherwise) of Borrower with its officers and employees and, at reasonable times and on reasonable notice (except during the existence of an Event of Default, in which case no notice shall be required) to examine its books of account and other records and make copies thereof or extracts therefrom, all at such reasonable times as the Lender may request.

     5.8. Notice of Litigation; Disputes

          Give written notice to the Lender within five (5) Business Days after learning of:

              (i) Any action, suit or proceeding instituted against Borrower or any action, suit or proceeding instituted by Borrower in any federal or state court or before any commission or other regulatory body (federal, state or local, domestic or foreign), or any such proceedings threatened against Borrower (including (i) any proceeding initiated by any party with respect to the presence or release, or alleged presence or release, of any Hazardous Materials at, on, under, from or about any Hotel or the Land on which any Hotel is located and (ii) any claim made or threatened by any third party against Borrower or any such Hotel or Land relating to any loss or injury resulting from any Hazardous Materials) an adverse determination of which could reasonably be expected to lead to or result in a material adverse effect upon the business, operations, prospects, assets, properties or condition (financial or otherwise) of Borrower or any Hotel, in each case containing the details thereof;

              (ii) The filing, recording or assessment of any Federal, state or local tax lien against it, or any of its assets, an adverse determination of which could reasonably be expected to lead to or result in a material adverse effect upon the business, operations, prospects, assets, properties or condition (financial or otherwise) of Borrower or any Hotel;

              (iii) Any dispute between Borrower and any Governmental Authority or other Person which, if adversely determined, could reasonably be expected to materially interfere with the normal business operations of Borrower or any Mortgaged Property.

          Borrower shall permit the Lender to join and participate as a party, if the Lender so elects, in any legal proceedings or actions initiated with respect to any Mortgaged Property or the Land on which any Mortgaged Property is located in connection with any Environmental Law or Hazardous Materials.

     5.9. Mortgaged Property Operations; Maintenance

          At all times, (a) conduct continuously and operate actively its business at the Mortgaged Properties (subject to temporary cessation of, or other limitations on, its activities due to strikes, lockouts, casualties, events of Force Majeure, or other causes beyond the reasonable control of the Borrower, provided prompt written notice thereof is given to the Lender); (b) keep in full force and effect and existence all rights, licenses, permits and franchises required for the use or operation of the Mortgaged Properties; (c) operate each of the Mortgaged Properties in a manner consistent with the quality of operations, from time to time, of hotels in the Courtyard by Marriott hotel system managed by the Manager or its Affiliates; (d) maintain the Mortgaged Properties in good and clean order and condition such that the utility and operation of the Mortgaged Properties will not be affected in any material and adverse respect, subject to ordinary wear and tear and damage caused by fire or other Casualty; (e) make or cause to be made all necessary or appropriate repairs, replacements and renewals to the Mortgaged Properties in the manner and within the periods required by the Management Agreement and the applicable

Mortgages; and (iii) not commit or permit any waste to the Mortgaged Properties or any part thereof.

    5.10. Separate Existence

          Borrower and the General Partner shall each (i) maintain their books and records and bank accounts separate from any other person or entity (except that, for accounting and reporting purposes, the General Partner (and, if Host Marriott should acquire a sufficient direct or indirect ownership interest in the Borrower to require consolidation under GAAP, the Borrower) may be included in the consolidated financial statements of Host Marriott in accordance with generally accepted accounting principles); (ii) maintain an arm's length relationship with their partners, Affiliates and any other party furnishing services to either of them; (iii) maintain its books, records, resolutions and agreements as official records; (iv) conduct their business in their own name and through their own authorized officers and agents (except that all of the Properties are operated and are expected to continue to be operated under the name "Courtyard by Marriott," which is a trademark of MII); (v) prepare and maintain their financial statements, accounting records and other corporation or partnership documents separate from those of any other Person (except for inclusion of the General Partner (and, if Host Marriott should acquire a sufficient direct or indirect ownership interest in the Borrower to require consolidation under GAAP, the Borrower) in consolidated financial statements of Host Marriott); (vi) pay their own liabilities out of their own funds and other assets; (vii) observe all partnership or corporate formalities, as applicable, necessary to maintain their identities as entities separate and distinct from one another and from Host Marriott and all other Affiliates; (viii) participate in the fair and reasonable allocation of any and all overhead expenses and other common expenses for facilities, goods or services provided to multiple entities;
(ix) use its own stationery, invoices and checks (except when acting in a representative capacity); (x) hold and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person (except for inclusion of the General Partner (and, if Host Marriott should acquire a sufficient direct or indirect ownership interest in the Borrower to require consolidation under GAAP, the Borrower) in consolidated financial statements of Host Marriott); and (xi) hold its assets in its own name.

    5.11. Cash Management

          Borrower will comply with, and will direct the Manager to comply with, the provisions of the Cash Management Procedures attached as Schedule 5.11
                                                             -------------
hereto, which shall govern the collection and application of Gross Revenues, Awards, and Insurance Proceeds and the administration of the Local Accounts, the Manager's Account, the Cash Collateral Account, the Operating Account, and the Lockbox Account (and, by making the Loan, the Lender agrees that it shall administer the Cash Collateral Account, the Operating Account, the Lockbox Account and, after a Lockbox Event (as described in the Cash Management Procedures) has occurred, the Manager's Account, in accordance with the provisions of the Cash Management Procedures attached as Schedule 5.11 hereto).
                                                         -------------

    5.12. Independent Director

          Borrower shall ensure that the General Partner shall have an Independent Director acceptable to the Lender at all times, or if the Independent Director has resigned, that the General Partner shall not take any action which may not be taken pursuant to the organizational documents of the General Partner without the consent of the Independent Director.

6.  NEGATIVE COVENANTS

          Borrower agrees that, so long as this Agreement shall remain in effect, or so long as there exists any principal, interest or Yield Maintenance Payment due or outstanding under the Mortgage Note, or any other unpaid charges or amounts under this Agreement or under any other Loan Document, then:

    6.1.  Limitation on Indebtedness

          Borrower, General Partner and the Parent (if any) shall not incur, create or assume any Indebtedness of any kind, provided that Borrower or the General Partner may incur, create or assume any Permitted Debt and the Parent may incur, create or assume Parent Debt, provided that the Borrower, the General Partner or the Parent (as applicable) and the High Yield Lender (in the case of Parent Debt) or the lender of the Indebtedness (in the case of Permitted Debt) comply with the "Appointment of Advisor" requirements set forth in Section 4 of Exhibit C-1 attached hereto, as applicable. The Parent may incur, create or
-----------
assume Parent Debt only to the extent that, immediately after the incurrence of such Parent Debt, the Consolidated DSCR for the preceding 13 full Accounting Periods for which financial statements are then available, calculated on a pro forma basis to give effect to the incurrence of such Parent Debt, would be at least 1.35 to 1.0 and the Consolidated Loan to Value Ratio would be no greater than 79.0%. In the case of Parent Debt, at the High Yield Lender's request, the Lender shall enter into a Parent Debt Intercreditor Agreement substantially in the form attached hereto as Exhibit C-1, and in the case of Permitted Debt of
                            -----------
the kind referred to in clause (iv) of the definition thereof, the Lender shall enter into a Permitted Debt Intercreditor Agreement substantially in the form attached hereto as Exhibit C-2.
                   -----------

    6.2.  Limitation on Liens

          Borrower shall not create, assume or suffer to exist, any Lien of any kind, upon any of its properties, assets or Collateral, whether now owned or hereafter acquired, except: (i) the Liens of the Mortgages and other Security Documents; (ii) Liens for taxes, assessments and other governmental charges not yet due and payable or due and payable, but not yet delinquent, or that are being contested in good faith by appropriate proceedings and as to which adequate deposits have been made with the Lender as required by this Section 6.2; (iii) deposits or pledges to secure the payment of workmen's compensation, unemployment insurance or other social security benefits or obligations, or to secure the performance of trade contracts, leases, public or statutory obligations, surety or appeal bonds or other obligations of a like general nature incurred in the ordinary course of business; (iv) landlords', mechanics', materialmen's, warehousemen's, carriers', or other like Liens arising in the ordinary course of business securing obligations which are not overdue for a period longer than 30 days, or which are being contested in good faith by appropriate proceedings which are being diligently pursued (with deposits having been made with the Lender as required by this Section 6.2) or as to which the Liens are bonded to the satisfaction of the Lender; (v) easements, rights of way, zoning, similar restrictions, and other similar encumbrances or title defects that, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Borrower); (vi) Liens arising by operation of law in connection with judgments, only to the extent, for an amount, and for a period not resulting in an Event of Default; (vii) Liens securing capitalized lease obligations insofar as such Liens cover assets acquired pursuant to such capitalized lease obligations and such capitalized lease obligations constitute Permitted Debt; and (vii) Liens securing assets acquired pursuant to purchase money Indebtedness, which Indebtedness constitutes Permitted Debt (each a "Permitted Lien" and collectively "Permitted Liens").

          In the event Borrower contests the payment of a tax, assessment or other governmental charge pursuant to clause (ii) above or contests a landlords', mechanics', materialmen's, warehousemen's, carriers', or other like Lien pursuant to clause (iv) above, Borrower, prior to the commencement of such contest and prior to the date such payment would otherwise be due and payable, shall deposit with the Lender (or, following the assignment contemplated by Section 9.1 hereof, deposit with the Servicer) an amount equal to 125% of the amount of the contested payment, to be held in a segregated subaccount of the Cash Collateral Account. Upon the conclusion of such contest and upon written request by Borrower accompanied by supporting documentation, the Lender (or the Servicer) shall disburse from the deposit made by Borrower with the Lender (or the Servicer) any amounts required to be paid by Borrower and shall remit the excess to Borrower, all as contemplated by Section 5.11 hereof. Notwithstanding the foregoing, the Lender (or the Servicer) may pay over to the appropriate Person any or all of the funds on deposit with the Lender (or the Servicer) when, in the Lender's (or the Servicer's) reasonable judgment, the entitlement of such Person to such funds is firmly established or if necessary to avoid the foreclosure of a Lien that secures the contested payment.

    6.3.  Merger or Consolidation; Permitted Reorganization

          Neither Borrower nor the General Partner shall be a party to any merger or consolidation, except in connection with a Permitted Reorganization that satisfies the requirements of this Section 6.3 (and the General Partner in each of the Permitted Reorganizations described in this Section 6.3 (or in connection with the Permitted Reorganization contemplated by Section 6.3.4 hereof, the lessee's general partner or managing member) shall be at least 95% owned, directly or indirectly, by Host Marriott, except that the General Partner may be controlled directly or indirectly by another Person if, but only if, (a) such Person is a nationally recognized hotel operator acceptable to Lender and
(b) each of the Rating Agencies delivers a Rating Comfort Letter with respect thereto).

          6.3.1 With respect to a Permitted Reorganization of the kind described in clause (i) of the definition thereof, Borrower shall be entitled to merge with a newly formed Single Purpose entity that has never conducted any business, holds no assets, and has no liabilities, provided that:

          (i)   Borrower is the surviving entity in such merger;

          (ii) the General Partner shall be either CBM One or a newly formed Single Purpose entity that has never conducted any business, holds no assets other than its partnership interests in Borrower (and other assets permitted by the proviso following clause
                (xiii) of the definition of "Single Purpose") and has no liabilities other than those arising out of its general partner interest in Borrower and liabilities arising under the Partnership Agreement and any liabilities of CBM One, arising prior to the consummation of such merger, that it has assumed or for which it has agreed to indemnify CBM One that relate solely to CBM One being the general partner of Borrower;

          (iii) following the consummation of such merger, all of the partnership interests in Borrower are held by the Parent and the General Partner;

          (iv) counsel to Borrower shall have provided to Lender, and, if the Securitization has occurred, the applicable Rating Agencies, an opinion to the effect that, upon the bankruptcy of the Parent or any Person that owns, directly or indirectly, a 50% or more equity interest in the Parent or the General Partner, a court would not have valid legal grounds to order the substantive consolidation of the assets and liabilities of Borrower or the General Partner with those of the Parent or such other parties, which opinion shall be similar in form and substance to the Substantive Non-Consolidation Opinion delivered to Lender on the Closing Date;

          (v) prior to and following the consummation of such merger, no Default or Event of Default shall have occurred and be continuing; and

          (vi) following the consummation of such merger, the Borrower shall be a Single Purpose entity.


          6.3.2 The Borrower shall be entitled to engage in a Permitted Reorganization of the kind described in clause (ii) of the definition thereof, provided that:

          (i) the new General Partner shall be a newly formed Single Purpose entity that has never conducted any business, holds no assets other than its partnership interests in Borrower (and other assets permitted by the proviso following clause (xiii) of the definition of "Single Purpose") and has no liabilities other than those arising out of its general partner interest in Borrower and liabilities arising under the Partnership Agreement and any liabilities of CBM One (or other predecessor General Partner), arising prior to the consummation of such transaction, that it has assumed or for which it has agreed to indemnify CBM One (or such other predecessor) and that relate solely to CBM One or such other predecessor General Partner being the general partner of Borrower;

          (ii) counsel to Borrower shall have provided to Lender, and, if the Securitization has occurred, the applicable Rating Agencies an opinion to the effect that, upon the bankruptcy of the Parent or any Person that owns directly or indirectly a 50% or more equity interest in the Parent or the General Partner, a court would not have valid legal grounds to order the substantive consolidation of the assets and liabilities of Borrower or the General Partner with those of the Parent or such other parties, which opinion shall be similar in form and substance to the Substantive Non-Consolidation Opinion delivered to Lender on the Closing Date; and

          (iii) prior to and following the consummation of such transaction, no Default or Event of Default shall have occurred and be continuing.


          6.3.3 CBMLP shall be entitled to engage in a Permitted Reorganization of the kind described in clause (iii) of the definition thereof, provided that:

          (i) all of the Mortgaged Properties then owned by CBMLP are transferred to a newly created Single Purpose entity that has never engaged in any business and prior to such Permitted Reorganization has no assets other than cash and no liabilities, which transferee shall be the Borrower following such Permitted Reorganization;

          (ii) the transferee of the Mortgaged Properties shall have assumed, by a writing reasonably satisfactory in form and substance to the Lender, all of the obligations of Borrower under this Agreement and the other Loan Documents;

          (iii) counsel to CBMLP and such transferee shall have delivered to Lender an opinion of counsel, substantially similar in scope and substance to the opinion delivered pursuant to Section 4.4.2, modified as appropriate to reflect the consummation of the Permitted Reorganization and the change in the Borrower and General Partner;

          (iv) local counsel to such transferee in each state in which a Hotel is then located shall have delivered an opinion to Lender substantially to the effect set forth in the opinions delivered pursuant to Section 4.4.3, modified as appropriate to reflect the consummation of the Permitted Reorganization and the change in the Borrower and General Partner;

          (v) such transferee shall have delivered Title Insurance Policies to Lender satisfying the requirements of Section 4.3.2;

          (vi) such transferee shall have provided evidence reasonably satisfactory to the Lender that all policies of insurance required by Sections 8.1 and 8.3 are in full force and effect;

          (vii) such transferee and the new General Partner (or managing member of such transferee if it is a limited liability company) shall have furnished to the Lender the certificates and documents required by Sections 4.3.4 through 4.3.8;

          (viii)prior to and following the consummation of such Permitted Reorganization, no Default or Event of Default shall have occurred and be continuing; and

          (ix) following the consummation of such Permitted Reorganization, the General Partner (or managing member of such transferee if it is a limited liability company) shall be a Single Purpose entity that holds no assets other than its partnership interest in Borrower (and other assets permitted by the proviso following clause (xiii) of the definition of "Single Purpose").

          6.3.4 CBMLP shall be entitled to engage in a Permitted Reorganization of the kind described in clause (iv) of the definition thereof, provided that:

          (i) the lessee of the Mortgaged Properties leased in such transaction shall be a newly created Single Purpose entity that has never engaged in any business and prior to such Permitted Reorganization has no assets other than cash and no liabilities, and shall be controlled by a Person with substantial experience in the ownership or operation of lodging facilities;

          (ii) the general partner of the lessee, if it is a partnership, or managing member of the lessee, if it is a limited liability company, shall be a newly formed Single Purpose entity that has never conducted any business, has no assets other than its general partner interest in the lessee (and other assets permitted by the proviso following clause (xiii) of the definition of "Single Purpose") and has no liabilities other than those arising out of its general partner interest in the lessee, if it is a partnership;

          (iii) such lease shall provide rental payments that are sufficient to pay all scheduled monthly installments of principal and interest hereunder; and shall be a triple net lease requiring the lessee to fund all real estate taxes, insurance, expenses of operating the Mortgaged Properties, and deposits into the FF&E Reserve Account, shall terminate, at the election of the Lender, if the Loan is not repaid in full on or before the Scheduled Maturity Date, shall provide that, in the event of termination as a result of an Event of Default or failure of the Borrower to repay the Loan on or before the Scheduled Maturity Date, the Mortgaged Properties and all FF&E used in connection therewith shall be surrendered to the Borrower, shall require that the lessee continue to be a Single Purpose entity, and shall contain covenants on the part of the lessee substantially similar to those set forth in Sections 5.3 (as it applies to the Management Agreement), 5.6, 5.7, 5.8, 5.9, 5.10, 5.11 (with respect to the procedures for administering the Gross Revenues from the Mortgaged Properties subject to the lease), 5.12, 6.1, 6.2, 6.3,
                6.4 and 6.5 hereof, to the extent applicable to the lessee;

          (iv) the lessee shall assume the obligations of Borrower under the Management Agreement and the Manager shall agree to attorn to the lessor if the lease is terminated;

          (v) the rights of the lessee under the lease shall be expressly subordinate to the Loan and any refinancing thereof and, at the election of any purchaser of the Mortgaged Properties following an Event of Default and foreclosure under any Mortgage, any refinancings thereof;

          (vi) the obligations of the lessee under such lease shall be secured by security interests in all personal property, tangible and intangible, of the lessee (including all FF&E and Fixed Asset Supplies and Gross Revenues received by such lessee) on terms substantially identical to those in the Security Documents;

          (vii) the lessee shall have granted to the Borrower a right to purchase, at fair market value, all FF&E and Fixed Asset Supplies used in the Mortgaged Properties;


          (viii)the Borrower shall have assigned all of its rights under such lease and related security instruments to the Lender as additional collateral for the obligations of Borrower hereunder;

          (ix) counsel to such lessee shall have delivered to Lender an opinion of counsel, substantially similar in scope and substance to the opinion delivered pursuant to Section 4.4.2, modified as appropriate to reflect the terms of the Permitted
                Reorganization;

          (x) counsel to such lessee shall have provided to Lender, and, if the Securitization has occurred, the applicable Rating Agencies an opinion to the effect that, upon the bankruptcy of the parent of the lessee's general partner (or managing member) or upon the bankruptcy of any partner or member of lessee that is not a Single Purpose entity, a court would not have valid legal grounds to order the substantive consolidation of the assets and liabilities of the lessee or its general partner (or managing member) with those of such parent or other entity, which opinion shall be similar in form and substance to the Substantive Non-Consolidation Opinion delivered to Lender on the Closing Date;

          (xi) prior to and following the consummation of such Permitted Reorganization, no Default or Event of Default shall have occurred and be continuing; and

          (xii) the Rating Agencies shall have delivered a Rating Comfort
                Letter.

          6.3.5 At all times after the consummation of a Permitted Reorganization, the General Partner and, in the case of a Permitted Reorganization described in Section 6.3.4, the general partner or managing member of the lessee of the Mortgaged Properties, as applicable, shall have at least one director who is an Independent Director, other than as a result of the resignation or removal of an Independent Director, so long as the General Partner or such general partner or managing member, as the case may be, is then diligently searching for a new Independent Director.

    6.4.  Single Purpose

          Borrower shall not have or create any subsidiaries other than pursuant to a Permitted Reorganization. The General Partner shall not engage in any business or operate for any purpose other than as a general or limited partner of the Borrower (provided that the General Partner may hold assets permitted by the proviso following clause (xiii) of the definition of "Single Purpose") and shall at all times be a Single Purpose entity; provided, however, that it is understood that, notwithstanding the provisions of clauses (ii), (iii), (v) and
(vi) of the definition of "Single Purpose" contained herein (as such clauses relate to the period from the date of formation of the General Partner and the Borrower, as applicable, to the date hereof), (A) separate financial statements for the General Partner have not heretofore been produced on a regular basis, but the financial records of the General Partner have been and will remain adequate to permit production of such separate financial statements (including balance sheets and statements of income and changes in financial position) for past periods if it hereafter becomes necessary to produce such financial statements, and separate financial statements for the General Partner will hereafter be prepared on an annual basis; (B) because of the limited nature of the General Partner's operations it has not at all times heretofore maintained separate deposit accounts in its own name, but it has recently established and will maintain such accounts, consistent with the covenants contained in Section 5.10(i) hereof; (C) certain transaction and overhead costs incurred by the Borrower, the General Partner and/or Host Marriott may not heretofore have been allocated, but such costs hereafter will be fairly allocated; (D) except for (1) obligations of the Borrower for which it is liable in its capacity as General Partner and (2) any accrued obligations to Affiliates in connection with the allocation of costs for shared overhead and office expenses, the General Partner neither has nor expects to have any debt obligations, and (E) prior to 1989, the Borrower was not able to make all payments required under the Bank Debt as they became due, and the Borrower incurred approximately $13 million in liability to Host Marriott in connection with (or in lieu of) advances by Host Marriott under a guaranty of the Bank Debt, for which the Borrower remains liable and which constitutes Permitted Debt of the kind referred to in clause (iv) of the definition of that term herein. Neither Borrower nor the General Partner will:
(i) seek or consent to any dissolution, winding up, liquidation, consolidation, merger or sale of all or substantially all of its assets; (ii) fail to correct any known misunderstanding regarding its separate identity; (iii) commingle its funds or other assets with those of any other Person (except as specifically contemplated by the Cash Management Procedures); (iv) assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person (other than as permitted by the Loan Documents); (v) acquire obligations or securities of its partners or shareholders, as the case may be; (vi) pledge any of its assets for the benefit of any other Person other than the Lender (except for purchase money security interests or as otherwise permitted by the Loan Documents); (vii) make any loans to any other Person (except advances of Permitted Debt by the General Partner or its Affiliates to the Borrower); (viii) identify its partners or shareholders, as the case may be, or any of its Affiliates as a division or part of it (except for inclusion of the Borrower and the General Partner in consolidated financial statements of Host Marriott); (ix) engage (either as transferor or transferee) in any material transaction with any Affiliate other than for fair value and on terms similar to those obtainable in arms-length transactions with unaffiliated parties, or engage in any transaction with any Affiliate involving any intent to hinder, delay or defraud any entity; (x) engage in any business activity or operate for any purpose other than as stated in Section 2.03 of its Partnership Agreement and Article THIRD of the GP Certificate, as applicable, in each case as in effect on the date hereof or (xi) without the consent of all its directors or all the directors of its General Partner, as applicable, including the consent of an Independent Director, file a bankruptcy or insolvency petition or otherwise institute bankruptcy proceedings. Borrower will not acquire any assets not related to the business and operation of the Hotels.

    6.5.  Amendments to Agreements

          6.5.1.

          Borrower shall not, without the consent of the Lender, (i) amend, modify or alter the terms of the Partnership Agreement in any manner that would violate the restrictions set forth in Section 6.4 above, (ii) admit a General Partner other than pursuant to a Permitted Reorganization, (iii) cancel, release, terminate or surrender the Management Agreement or any Ground Lease, or permit any cancellation, release, termination or surrender of the Management Agreement or any Ground Lease or (iv) amend, modify or alter the terms of the Management Agreement or any Ground Lease in any material respect; provided that Borrower shall be entitled to cancel, release, terminate, surrender, amend, modify or alter the Management Agreement in connection with the replacement of the Manager if, before the date on which the Manager ceases to be the Manager of any Hotel, (a) Borrower causes such Hotel to come under management by a nationally recognized hotel operator acceptable to the Lender, (b) such Hotel continues to be part of a comparable nationally recognized hotel system acceptable to the Lender, and (c) if the Securitization has occurred, each of the Rating Agencies delivers to the Lender a Rating Comfort Letter with respect thereto; and provided further that Borrower may cancel, release, terminate, surrender, amend, modify or alter any Ground Lease (x) in connection with the sale of the Hotel situated on the Land that is subject to such Ground Lease and
(y) in compliance with the Loan Documents.

          6.5.2.

          Neither Borrower nor the General Partner shall enter into or consent to any termination, amendment, waiver or supplement of any of the provisions of the General Partner's organizational or governing documents without the consent of the Lender (other than in connection with a Permitted Reorganization).


    6.6.  Distributions

          Borrower shall make no distributions of cash or other assets to the General Partner or the Limited Partners if an Event of Default has occurred and is continuing under Section 7.1.1 hereof.

    6.7.  Permitted Transfers

          Borrower shall not transfer, pledge, hypothecate or assign any of the Mortgaged Properties except (a) to the Lender, (b) in connection with a Permitted Reorganization or (c) in connection with the simultaneous Release of such Mortgaged Property pursuant to Section 2.5, Section 2.6 or Section 2.7 hereof.


7.  EVENTS OF DEFAULT

    7.1.  Default; an Event of Default

          The occurrence of any of the following events beyond any applicable notice and cure period set forth in this Section 7.1 shall be an "Event of Default" hereunder (and the occurrence of any of the following which, with the giving of notice or the passage of time, or both, would become an Event of Default shall, prior to the giving of such notice or the passage of such time, be a "Default" hereunder).

          7.1.1.

          Borrower shall fail to pay, when due, any principal or interest on the Mortgage Note or any Yield Maintenance Payment or Defeasance Deposit that may be due.

          7.1.2.

          Borrower shall fail to pay, when due, any other amount due under or pursuant to the Mortgage Note, this Agreement, or any of the other Loan Documents (other than principal, interest, and any Yield Maintenance Payments or Defeasance Deposits).

          7.1.3.

          Borrower shall fail to perform or observe in any material and adverse respect any of the covenants and agreements of Borrower set forth in this Agreement, or any representation and warranty made by the Borrower in this Agreement or in any of the other Loan Documents shall fail to have been true in any material and adverse respect when made and, in either case, such failure shall continue uncured, following the Borrower's receipt of written notice thereof from the Lender, for a period of more than (i) 10 days with respect to any failure or breach of covenant relating to the payment of taxes or the maintenance of insurance, or (ii) 30 days, with respect to all other such failures or breaches; provided that, with respect to clause (ii) above, it shall not be an Event of Default hereunder if (a) such failure is curable but is not reasonably capable of being cured within such 30-day cure period and Borrower shall have promptly commenced to cure such failure (including by consummation of a sale of the affected Hotel(s) and the payment of the applicable Release Price, Defeasance Deposit and Yield Maintenance Payment, if any) and thereafter shall diligently pursue such cure to completion, but in no event later than 180 days after the date on which the Borrower received such written notice from the Lender.

          7.1.4.

          The Manager shall cease to be Manager of all of the Hotels then owned by Borrower or the Management Agreement shall terminate with respect to one or more Hotels then owned by the Borrower, unless, before the date on which the Manager ceases to be the Manager of any such Hotel, or the Management Agreement terminates with respect to any such Hotel, (a) Borrower causes such Hotel to come under management by a nationally recognized hotel operator acceptable to the Servicer, (b) such Hotel continues to be part of a comparable nationally recognized hotel system acceptable to the Servicer, and (c) if the Securitization has occurred, each of the Rating Agencies delivers to the Lender a Rating Comfort Letter with respect thereto and the foregoing does not result in a default under any Parent Debt.

          7.1.5.

          Borrower or the General Partner shall default in its payment of any Indebtedness with an aggregate principal amount in excess of $3,500,000.

          7.1.6.

          If at any one time there shall be any final nonappealable judgment or judgments rendered by any court or Governmental Authority not covered by insurance aggregating in excess of $7,500,000 against Borrower or the General Partner, which shall not have been satisfied, fully stayed or bonded within 60 days after the entry thereof.

          7.1.7.

          Either of the following shall occur with respect to the Borrower or the General Partner or, if applicable, a lessee after a Permitted Reorganization contemplated by Section 6.3.4:


               (a) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudicating the Borrower or the General Partner or such lessee or the general partner of such lessee as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Borrower or the General Partner or such lessee or the general partner of such lessee under any Bankruptcy Law, and such decree or order shall have continued undischarged and unstayed for a period of 60 consecutive days; or a decree, judgment or order of a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for the Borrower or the General Partner or such lessee or the general partner of such lessee, or any substantial part of the property of the Borrower or the General Partner or such lessee or the general partner of such lessee, or for the winding up or liquidation of the affairs of the Borrower or the General Partner or such lessee or the general partner of such lessee, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days; or

               (b) the Borrower or the General Partner or such lessee or the general partner of such lessee shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any Bankruptcy Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing.

          7.1.8.


          Unless (a) the Borrower causes all of the Hotels then owned by the Borrower to come under management by another nationally recognized hotel operator acceptable to the Lender, and (b) such Hotels are operated as part of a comparable nationally recognized hotel system acceptable to the Lender, and (c) if the Securitization has occurred, each of the Rating Agencies delivers to the Lender a Rating Comfort Letter with respect thereto:


               (a) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudicating the Manager as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Manager under any Bankruptcy Law, and such decree or order shall have continued undischarged and unstayed for a period of 60 consecutive days; or a decree, judgment or order of a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for the Manager, or any substantial part of the property of the Manager, or for the winding up or liquidation of the affairs of the Manager shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days; or


               (b) the Manager shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any Bankruptcy Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing.

          7.1.9.

          An Event of Default shall occur under any other Loan Document.

          7.1.10.

          If a Securitization has not yet occurred, Borrower shall default in a material respect under the Cooperation Agreement after the giving of any required notice and/or the expiration of any required cure period.

          7.1.11.

          The General Partner (i) shall cease to be the general partner of Borrower (other than in connection with a Permitted Reorganization), (ii) so long as it shall be the General Partner of Borrower, shall fail to have at least one director who is an Independent Director, other than as a result of the resignation or removal of an Independent Director, so long as the General Partner is then diligently searching for a new Independent Director, (iii) shall terminate, liquidate or dissolve (other than in connection with a Permitted Reorganization), or shall cease to be controlled by Host Marriott or one or more other Persons with substantial experience in the ownership and operation of hotels (including any successor to a substantial portion of the lodging business of Host Marriott), (iv) shall engage, directly or indirectly, in any business or activity except serving as general partner of Borrower (provided that the acquisition, ownership, and disposition of assets of the kind permitted by the proviso following clause (xiii) of the definition of "Single Purpose" shall not be an Event of Default) or (v) shall not be at least 95% owned, directly or indirectly, by Host Marriott, except that it shall not be an Event of Default under this Section 7.1.11(v) if the General Partner (a) is at least 95% owned by a nationally recognized hotel operator acceptable to Lender and (b) each of the Rating Agencies delivers a Rating Comfort Letter with respect thereto).

          7.1.12.

          Borrower acquires any assets not related to the business and operation of the Hotels (other than a direct or indirect interest in a residual class certificate issued pursuant to the Securitization).

          7.1.13.

          The declaration by any Marriott Ground Lessor of its intent to terminate any Marriott Ground Lease as a result of any event of default thereunder or the occurrence of an event of default under any Ground Lease other than a Marriott Ground Lease.

          7.1.14.

          A holder of Permitted Debt described in clause (iv) of the definition of Permitted Debt holds any assets other than any Permitted Debt, incurs any liabilities other than (a) liabilities for administrative expenses incurred in the ordinary course of business and (b) liabilities for income taxes or otherwise fails to be a Single Purpose entity.

          7.1.15.

          An event of default occurs under the lease created pursuant to Section 6.3.4.

     7.2. Remedies

          If an Event of Default shall have occurred and be continuing, the Lender shall have the right, in its sole discretion, by written notice to the Borrower (except upon the occurrence of an Event of Default under Section 7.1.7 affecting Borrower, in which case all principal and accrued interest thereon will be immediately due and payable on the Mortgage Note without any declaration or other act on the part of the Lender) to take one or more of the following actions:

          7.2.1.

          To declare the principal of and all amounts accrued but unpaid under the Mortgage Note, this Agreement and the other Loan Documents, together with any associated Yield Maintenance Payment, to be immediately due and payable, and such amounts shall thereupon become immediately due and payable, without presentment, demand, protest or notice of any kind, other than any notice specifically required by this Section 7.2, all of which are hereby expressly waived by Borrower.

          7.2.2.

          Pursue such rights and remedies against the Borrower, or otherwise, as are provided under and pursuant to this Agreement, the Mortgages or any of the other Loan Documents and as may be available to the Lender at law or in equity; provided, however, that the Lender shall not be entitled to initiate foreclosure proceedings unless five (5) Business Days' prior written notice of such intention is given to Borrower and the Manager and, where applicable, the Marriott Ground Lessors.

          7.2.3.

          If the Event of Default involves the Borrower's failure to pay any tax, assessment, encumbrance or other imposition binding on the Borrower or any of the Collateral or to perform its obligation to furnish insurance hereunder, or to perform or observe any other covenant, condition or term in any Loan Document or in the Management Agreement or any Ground Lease, the Lender may, at its option, without waiving or affecting any of its other rights or remedies hereunder, pay, perform or observe the same, and, in connection therewith, the Lender shall be entitled to rely on any representations and statements of the ground lessor under any such Ground Lease or of the Manager under the Management Agreement in regard to alleged breaches or violations thereof, and all payments made or costs or expenses incurred by the Lender in connection therewith shall be repaid by Borrower to the Lender within fifteen (15) days after demand therefor, together with interest at the Default Interest Rate, and shall be added to and become a part of the Indebtedness secured by the Mortgages and other Security Documents. The Lender is hereby empowered to enter and to authorize others to enter upon any Land and all Improvements located on any Land for the purpose of performing or observing any such defaulted covenant, condition or term, without thereby becoming liable to Borrower or any Person in possession holding under Borrower.

          7.2.4.

          Appoint as a matter of right, without notice, to the fullest extent permitted under applicable law, a receiver for the Borrower or for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or otherwise. All disbursements made by the receiver and the expenses of receivership, shall be added to and be a part of the principal amount of the obligations secured by the Security Documents, and, whether or not said principal sum, including such disbursements and expenses, exceeds the indebtedness originally intended to be secured thereby, the entire amount of said sum, including such disbursements and expenses, shall bear interest at the Default Interest Rate, be secured by the Security Documents and shall be due and payable within fifteen (15) days after demand therefor.

     7.3. Remedies Cumulative

          Each of the rights, powers, and remedies provided herein are intended and are hereby deemed to be cumulative, concurrent and in addition to, and not in limitation of, those rights, powers, and remedies provided elsewhere hereunder or in any other Loan Document or now or hereafter existing at law or in equity or by statute or otherwise. No waiver of any Event of Default in one instance shall constitute a waiver of any other or any succeeding Event of Default, except to the extent provided in such waiver.

     7.4. Default Interest

          In addition to the provisions of Section 2 hereof, if Borrower shall fail to make payment when and as due of any amounts due hereunder (whether at the stated date for payment, or earlier upon an acceleration hereunder), Borrower shall pay, to the fullest extent permitted by applicable law, interest to the Lender on such past due amounts beginning on the date such payment becomes past due at a per annum rate of interest (the "Default Interest Rate") equal to the greater of (a) the Interest Rate in effect from time to time plus two percentage points (2%) and (b) the Prime Rate. The Borrower acknowledges that its obligation to pay Default Interest may be separated from the other obligations of the Borrower hereunder, and may be held or transferred separately from the other obligations of the Borrower hereunder.

     7.5. Default Indemnity

          Borrower hereby agrees to, and shall, indemnify and hold harmless the Lender, against the reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses) which they may sustain or incur as a consequence of any Default or Event of Default hereunder and in the enforcement of the Lender's rights and remedies in connection therewith. Lender shall provide to Borrower a satisfactory statement, signed by an officer of Lender and supported, where applicable, by documentary evidence, explaining the amount of all such costs or expenses. Any amounts that Borrower must pay to Lender under this Section 7.5 shall bear interest at the Default Interest Rate and shall be due fifteen (15) days after demand therefor accompanied by documentation sufficient to establish the amount of Borrower's liability, and shall be added to and become a part of the Indebtedness secured by the Mortgages and other Security Documents.

8.   INSURANCE

     8.1. Maintenance of Insurance

          Borrower shall maintain at all times with Qualified Insurance Companies (a) comprehensive general liability insurance, including broad form property damage, blanket contractual liability coverage, and coverage for personal injuries (including death resulting therefrom) containing minimum limits per occurrence of not less than $20,000,000 (including umbrella coverage), which insurance shall name the Lender, as an additional insured and
(b) all policies of insurance required under each of the Mortgages, which policies shall name the Lender, as an additional insured or loss payee, as applicable, as their interests may appear. Each policy of insurance required hereunder shall require the insurer to give not less than thirty (30) days' prior written notice to the Lender in the event of cancellation of such policy for any reason whatsoever (ten (10) days in the case of non-payment of premium) and, with respect to property insurance, shall provide that the interest of the additional insureds or loss payees thereunder shall not be impaired or invalidated by any act or neglect of Borrower or the owner of any of the insured property or by the occupation of the premises wherein such property is located for purposes more hazardous than are permitted by such policy. If Borrower fails to provide and pay for such insurance, the Lender may, at Borrower's expense, procure the same, but shall not be required to do so, and any amounts reasonably expended by the Lender to do so, together with interest at the Default Interest Rate shall become part of the debt secured by the Security Documents.

     8.2. Payment and Application of Insurance Proceeds

          Insurance proceeds payable with respect to damage to or destruction of any Mortgaged Property or the Improvements related thereto, including damage by earthquake, if covered by the policy described in clause (a) of Section 8.3 hereof, if in effect, shall be applied in accordance with the terms of the applicable Mortgage. All other insurance proceeds shall be payable in accordance with the provisions of the applicable policy.

     8.3. Earthquake Insurance

          With respect to the Mortgaged Properties located in California, Borrower agrees to purchase by June 1, 1997, from a Qualified Insurance Company, a blanket policy of insurance (which policy may also provide coverage for hotels managed by MII and its Affiliates other than the Mortgaged Properties), if available at commercially reasonable rates, insuring all of such Mortgaged Properties against damage by earthquake in an aggregate insured amount not less than $10,000,000 and having a deductible of not more than five percent (5%) of the total insured value or as commonly carried by operators of similar properties and to maintain such insurance in effect thereafter. Pending the initial purchase of such insurance, Borrower shall, no later than April 1, 1997, establish an escrow account, as a subaccount of the Cash Collateral Account, in the amount of $1,000,000, which shall be returned to the Borrower at such time as the required policy is procured (or applied to cover losses from earthquake if any Mortgaged Property located in California is damaged by earthquake prior to the time such policy is procured). If such insurance is not available on commercially reasonable terms, or at any time hereafter is no longer available on commercially reasonable terms, is canceled by the insurer, or otherwise is not in effect , the Borrower will promptly obtain from a qualified seismic engineering firm, with respect to the Mortgaged Properties located in California, a 100-year study, using reasonable efforts to obtain such report prior to expiration of the applicable insurance, of the probable maximum loss (with a scope at least as broad as those performed and delivered in connection with the Closing pursuant to Section 4.3.14) from earthquakes, which firm and the scope of which study shall be reasonably acceptable to the Rating Agencies and the Lender, and promptly upon the issuance of the report of such firm deposit into a segregated reserve account maintained with the Lender, which shall be a subaccount of the Cash Collateral Account (the "Earthquake Casualty Reserve Account"), an amount of cash equal to the aggregate probable maximum losses at all of the Mortgaged Properties located in California, as stated in such report, (i) which deposit shall be retained by the Lender for distribution to Borrower to repair uninsured damage caused by earthquake at any one or more of the California Mortgaged Properties or for application to repayment of the Loan, in the same manner and on the same conditions as if the amounts on deposit from time in the Earthquake Casualty Reserve Account constituted Insurance Proceeds on deposit in the Insurance Proceeds Subaccount and the necessary repairs constituted "Restoration" under Section 1.8 of the applicable Mortgage. All amounts on deposit in the Earthquake Casualty Reserve Account shall be returned to Borrower upon payment in full of all amounts due under the Loan Documents or at such time as Borrower obtains the earthquake insurance required by this Section 8.3.

     8.4. Environmental Insurance

          With respect to the Mortgaged Property located in San Antonio, Texas, environmental insurance with limits and coverage reasonably acceptable to Lender from an insurance company having a minimum A.M. Best Rating of B+/VIII and an S&P rating of not less than "AA," for an initial period of not less than ten
(10) years after the Closing Date, which shall be renewed annually so as to remain in effect for the full term of the Loan; provided, however, that if such insurance is not available from an insurer having an S&P rating of "AA" then such insurance shall be obtained from an Insurer having the highest S&P rating available among insurers that issue such insurance; and provided further that, if such insurance is at any time not available at commercially reasonable rates, the Borrower may cease carrying such coverage if, but only if, each of the Rating Agencies shall have delivered a Rating Comfort Letter.

9.   SECURITIZATION

     9.1.  Securitization

           The Borrower and the General Partner shall use commercially reasonable best efforts to cooperate with the Lender in its activities in connection with the sale of the Loan as a whole loan or any securitization of the Loan (the "Securitization"), including obtaining ratings by the Rating Agencies. The Securitization will involve the issuance of rated single- or multi-class securities secured by or evidencing ownership interests in the Loan Documents (the "Certificates"). The Borrower acknowledges and agrees that, in connection with the Securitization, (a) this Agreement, the Mortgage Note, the Security Documents and the other Loan Documents may be assigned, pursuant to the assignment, to a trustee (the "Trustee"), as trustee under a trust and servicing agreement (the "Trust and Servicing Agreement") in form substantially similar to those commonly used in rated commercial mortgage-backed securities offerings and
(b) pursuant to the Trust and Servicing Agreement, a professional loan servicer of recognized standing (the "Servicer") would be appointed to service the Loan, this Agreement and the Loan Documents as provided therein. The addresses of the Trustee and the Servicer will be provided to the Borrower and the Ground Lessors in writing before the Securitization is consummated. Upon such assignment, the Trustee shall for all purposes be the sole Lender hereunder and the sole mortgagee or beneficiary under the Mortgages (and all references herein to the "Lender" shall be deemed to refer to the Trustee) and shall, together with the Servicer, among other things, (i) have the sole and exclusive benefit of and the right and power to exercise, or to direct the exercise of, all the rights and remedies of the Lender hereunder and under the Security Documents, including the right to inspect the Collateral, to receive notices and financial information, to grant or withhold consents or approvals, to benefit from indemnities, to receive, hold and apply proceeds or any other amount or property provided by the Borrower hereunder, and, upon the occurrence and during the continuation of an Event of Default, to take any action required or permitted of the Lender with respect thereto, all in the Trustee's own name, and to exercise all other rights and remedies of the Lender hereunder and under the Security Documents, and (ii) be bound by all the terms hereof which apply to the Lender. The Borrower hereby acknowledges the foregoing and agrees to be bound to the Trustee, upon such assignment, recognizing the Trustee as the Lender hereunder as if the Trustee were named in this Agreement as the Lender, recognizing that the Servicer shall be entitled to act on behalf of the Trustee and the Holders under and as provided in the Trust and Servicing Agreement and shall be entitled to and shall receive all notices, financial and other information, agreements and other documents to be delivered to the Lender or the Trustee hereunder or under any of the other Loan Documents and accepting and agreeing to all of the terms reasonably set forth in the Trust and Servicing Agreement and the exhibits thereto, all of which shall be secured under the Security Documents. Upon such assignment, the Borrower's obligations to the Lender specified in this Agreement shall be satisfied by the Borrower's tendering full and timely payment or performance thereof to the Trustee or, if directed by the Trustee, to the Servicer. With respect to the delivery of documents and other written material, the Trustee and the Servicer shall have only the obligations expressly required of the Lender herein or in the other Loan Documents or of the Trustee or the Servicer in the Trust and Servicing Agreement. All rights and remedies of the Trustee as the Lender hereunder, including all indemnities running to the Lender, shall also operate for the benefit of the Servicer and the Holders, as provided in the Trust and Servicing Agreement, and shall be exercised by the Trustee and the Servicer in accordance with and subject to the terms and conditions set forth in the Trust and Servicing Agreement. The Borrower acknowledges and agrees that, until the Borrower has received notice from the Trustee to the contrary, and subject to the terms and conditions set forth in the Trust and Servicing Agreement to the contrary, all deliveries and notifications to be made by the Borrower to the Trustee, as Lender, pursuant to this Agreement or any other Loan Document shall be made to the Servicer only and not to the Trustee.

     9.2.  No Assignment by Borrower

           The rights and obligations of Borrower under this Agreement are personal to Borrower and, accordingly, Borrower shall not assign this Agreement or any other Loan Document or any other right, interest, or obligation of Borrower hereunder or thereunder, either in whole or in part, to any Person whatsoever, other than in connection with a Permitted Reorganization.

     9.3.  Method of Payment

           Following the assignment contemplated by Section 9.1 hereof, Borrower shall make or cause to be made all payments under the Mortgage Note, and any other payments required to be made by the Borrower to or on behalf of the Lender hereunder or pursuant to any other Loan Document, to the Servicer by application of the provisions of the Cash Management Procedures attached as Schedule 5.11
                                                                -------------
hereto or by wire transfer through the Federal Reserve Bank of New York of immediately available funds in lawful tender of the United States of America, in accordance with instructions provided by the Servicer, which payments shall be held and applied by the Servicer in accordance with the Trust and Servicing Agreement.


10.  ASSIGNMENT AND PARTICIPATION

           Notwithstanding anything to the contrary set forth herein or in any other Loan Document, Lender and any assignee of Lender shall have the right at any time and from time to time to (a) assign (and thereafter, at any time and from time to time, repurchase) all or any portion of its rights and obligations with respect the Loan, including, without limitation, all or any portion of the outstanding principal balance of the Loan and thereafter be released from its rights and obligations as Lender in respect of such portion of the Loan (except to the extent such portion of the Loan is repurchased by the Lender or such assignee), and (b) sell participations in the Loan. If requested by Lender, Borrower shall execute and deliver a written acknowledgment acknowledging the assignment of all or a portion of the Loan to an assignee.


11.  MISCELLANEOUS

     11.1. Limitation on Liability

           Notwithstanding any contrary provision in any of the Loan Documents, it is hereby expressly agreed that, except as otherwise provided in this Section 11 or in any

Section of any Loan Document that is substantially similar to this Section 11, there shall be no recourse to the assets of Borrower or any of its Partners (other than against the Collateral and any other property given as security for the payment of the Mortgage Note) for (i) the payment of principal, interest, Yield Maintenance Payments or other charges under this Agreement or the Mortgage Note or for any other amount that is or may become due and owing to the Lender by Borrower under this Agreement or any of the other Loan Documents or (ii) the performance or discharge of any covenant or undertaking hereunder or under the other Loan Documents, and in the event of any Event of Default hereunder or thereunder, the Lender agrees to proceed solely against the Collateral and any other property given as security for payment of the Mortgage Note, and the Lender shall not seek or claim recourse against Borrower or the General Partner (other than against the Collateral and any other property given as security for payment of the Mortgage Note) for any deficiency or for any personal judgment after a foreclosure of the lien of any of the Mortgages or other Security Documents or for the performance or discharge of any covenants or undertakings of Borrower hereunder or under any of the other Loan Documents (except that Borrower may be made a party to a proceeding to the extent legally necessary for the conduct of a foreclosure or the exercise of other similar remedies under the Mortgages or other Security Documents). Notwithstanding the foregoing, nothing contained in this Section 11 shall relieve Borrower or the General Partner of any personal liability for any loss, cost, expense, damage or liability arising or resulting from (A) any breach of any representation or warranty made in this Agreement that was materially incorrect when made and that was made with fraudulent intent, (B) any amount paid or distributed to the General Partner, the Limited Partners, the Manager or any Affiliate of any of them in violation of the provisions of the Loan Documents, (C) fraud or breach of trust, including misapplication of Loan proceeds or any Insurance Proceeds or Awards or other sums that are part of the Collateral that may come into the possession or control of Borrower or the General Partner or any Affiliate of any of them or
(D) liability of such Person under the Environmental Indemnity Agreement. It is hereby expressly agreed that neither the General Partner nor any director, officer, shareholder, partner or employee of Borrower or the General Partner, nor the legal or personal representative, successor or assign of any of the foregoing, nor any other principal of Borrower or the General Partner, whether disclosed or undisclosed, shall have any personal liability under this Agreement or any of the other Loan Documents, except as personal liability may be specifically imposed upon the General Partner in accordance with clauses (A),
(B), (C) and (D) of this Section 11, and in no event shall any limited partner of Borrower have any liability whatsoever with respect to the Loan or any monetary obligations with respect thereto, or any of the matters described in clause (A), (B), (C) or (D) above. It is the intention of the parties hereto that this Section 11 shall govern every other provision of the Loan Documents and that the absence of explicit reference to this Section 11 in any provision of the Loan Documents or the absence of any Section similar to this Section 11 in any Loan Document shall not be construed to deny the application of this
Section 11 to such provision, notwithstanding the presence of explicit reference to this Section 11 in other provisions of the Loan Documents.

     11.2. Entire Agreement, Amendments

           This Agreement, including the Schedules and Exhibits hereto and the other instruments and documents referred to herein or delivered pursuant hereto, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by both parties.

     11.3. Notices

           All notices, requests and demands to or upon the respective parties hereto shall be in writing (except as is otherwise specifically provided in this Agreement) and shall be deemed to have been duly given or made when received (or when delivery thereof is refused by the intended recipient) if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, or sent by facsimile transmission, with confirmation of receipt or delivery, or sent by nationally recognized overnight courier, delivery charges prepaid or delivered by hand, in each case addressed or directed as follows (or to such other address or facsimile transmission number as may be hereafter designated in writing by the respective parties hereto):

     If to Borrower:         Courtyard By Marriott Limited Partnership
                             c/o Host Marriott Corporation
                             10400 Fernwood Road
                             Bethesda, Maryland  20817
                             Dept. 923
                             Attention:  Law Dept.
                             Fax No.:  (301) 380-6332

                             with a copy to:

                             Courtyard by Marriott Limited Partnership
                             c/o Host Marriott Corporation
                             10400 Fernwood Road
                             Bethesda, Maryland  20817
                             Dept. 908
                             Attention:  Asset Management
                             Fax No.:  (301) 380-8260

                             with a copy to:


                             c/o Marriott International, Inc.
                             10400 Fernwood Road
                             Bethesda, Maryland  20817
                             Dept. 52/293
                             Attention:  Assistant General Counsel,
                                         Development
                             Fax No.:  (301) 380-6727

     If to Lender:           Lehman Brothers Holdings Inc.
                             doing business as Lehman Capital, a
                             division of Lehman Brothers Holdings Inc.
                             3 World Financial Center
                             New York, New York  10285
                             Attention:  Commercial Mortgage Loan Surveillance
                             Fax:  (212) 528-6659

     11.4. No Waiver; Cumulative Remedies

           No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

     11.5. Waiver of Jury Trial

           Each of the parties hereto (i) covenants and agrees not to elect trial by jury of any issue triable of right by a jury and (ii) waives any rights to trial by jury to the full extent that any such right shall now or hereafter exist. This waiver of right to trial by jury is separately given, knowingly and voluntarily, by each party hereto, and this waiver is intended to encompass individually each instance and each issue as to which the right to a jury trial would otherwise accrue. The parties are hereby authorized to submit this Agreement to any court having jurisdiction over the subject matter so as to serve as conclusive evidence of the other party's herein contained waiver of the right to jury trial. Further, each party hereto certifies that no representative of the other party (including such other party's counsel) has represented, expressly or otherwise, to that party, that the other party will not seek to enforce this waiver by the such certifying party of the right to a jury trial.

     11.6. Governing Law; Consent to Jurisdiction

           This Agreement shall be governed by and construed in accordance with the laws of the State of New York (but not including the choice of law rules thereof). In the event of any litigation arising out of this Loan Agreement, Borrower agrees that the substantive law of the State of New York shall apply. Borrower hereby consents to jurisdiction within the State of New York for purposes of such litigation and agrees that service of process may be made, and personal jurisdiction over Borrower obtained, by serving a copy of the summons and complaint upon Borrower, at the notice address set forth herein, in accordance with the applicable laws of the State of New York. Nothing herein contained, however, shall prevent any owner or holder of the Mortgage Note from bringing any action or exercising any right against any security or against Borrower, personally, or against any property of Borrower, within any other jurisdiction or state. Initiating such proceeding or taking such action in any other jurisdiction or state shall not, however, constitute a waiver of the agreement contained herein that the laws of the State of New York shall govern the rights and obligations of the parties hereunder.

     11.7. Payment of Expenses

           11.7.1.

           Borrower shall pay all expenses incurred by Lender in connection with this Agreement and in the preparation for, and consummation of, the transactions provided for herein and in connection with the enforcement hereof, and Borrower shall pay all costs of conveyances, initial Servicer fee and Trustee fee, initial rating fees and ongoing activity of any special Servicer incurred as a result of an Event of Default, bank charges relating to the operation of the Operating Account, the Lockbox Account, the FF&E Reserve Account, the Cash Collateral Account, the Manager's Account and any Local Account, after the Securitization has occurred, its proportionate share of initial and annual surveillance fees, if any, of the Rating Agencies, any processing fees, reasonable attorney's fees and disbursements, auditor's fees, costs of appraisals, environmental reports, and engineering reports, all title insurance premiums, all notary fees, all filing and application fees to any federal, state or local agencies, all sales, stamp, documentary, transfer, and other taxes and fees applicable to the transactions contemplated by this Agreement and the instruments and documents called for hereunder and all other costs and charges incurred by the parties in connection with such transactions. In addition, the Borrower shall reimburse the Lender for any expenses incurred by the Lender to the extent provided in Section 4.8 hereof.

           11.7.2.

           Except as provided in Section 11.7.1, if the Securitization occurs, the Servicer Fee (as defined in the Trust and Servicing Agreement) and the Trustee Fee (as defined in the Trust and Servicing Agreement) and any other amounts required to be paid to the Servicer or the Trustee under the Trust and Servicing Agreement in reimbursement of expenses of the Servicer or the Trustee shall be paid by the Lender or the Trust Fund (the "Trust Fund") created under the Trust and Servicing Agreement.

     11.8. Severability

           In the event that any term or provision of this Agreement or of any other Loan Document or the application thereof to any Person or circumstance shall, to any extent, be held to be invalid or unenforceable, the remainder of such term or provision or the application thereof to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

     11.9.  Gender, Etc.

            Whenever used herein and where the context so requires, the singular shall include the plural, the plural shall include the singular, and the use of the masculine, feminine or neuter gender shall include all genders; and the word "including" shall mean "including, without limitation."

     11.10. Headings

            The Article, Section and Subsection headings of this Agreement are for convenience of reference only, and shall not limit or otherwise affect any of the terms hereof.

     11.11. Counterparts; Facsimiles

            This Agreement may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto. In the event the parties hereto exchange signature pages of this Agreement by facsimile, they agree to send the original executed counterparts of this Agreement to one another by overnight delivery service, but the facsimile signatures shall in any event be binding.

     11.12. No Third Party Beneficiary

            The parties do not intend the benefits of this Agreement to inure to any third party other than the Trust (and the Servicer and Trustee on behalf of the Trust), upon assignment hereof by the Lender to the Trustee, on behalf of the Trust, as contemplated by Section 9.1 hereof. Notwithstanding anything contained herein or in the Mortgage Note or any other Loan Document to the contrary, or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Agreement or any of the other Loan Documents, nothing herein shall be construed as creating any right, claim or cause of action against the Lender, or any of the Lender's officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower any other person or entity other than Borrower.

     11.13. No Liability of Lender

            The relationship between Borrower and the Lender is, and shall at all times remain, solely that of borrower and lender, and the Lender will not undertake or assume any responsibility or duty to Borrower to review, inspect, supervise, pass judgment upon, or inform Borrower of any matter in connection with any phase of Borrower's business, operations, or condition, financial or otherwise. Borrower shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment, or information supplied to Borrower by the Lender in connection with any such matter is for the protection of the Lender, and neither Borrower nor any third party is entitled to rely thereon.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused this Agreement to be executed on their behalf as of the day and year first above written.

                              BORROWER:


                              COURTYARD BY MARRIOTT LIMITED
                              PARTNERSHIP


ATTEST:                       By: CBM One Corporation,
                                   general partner

By:                               By:
   ---------------------------       ----------------------
Its:                              Its:
    --------------------------        ---------------------

[SEAL]                        LENDER:

ATTEST:                       LEHMAN BROTHERS HOLDINGS INC.,
                              doing business as Lehman Capital, a division of Lehman Brothers Holdings Inc.


By:                               By:
   ---------------------------       ----------------------
Its:                              Its:
    --------------------------        ---------------------

[SEAL]

                           JOINDER BY GENERAL PARTNER
                           IN SEPARATENESS COVENANTS



          As an inducement to the Lender named in the foregoing Loan Agreement to make the loan contemplated therein CBM One Corporation, a Delaware corporation and the general partner of Courtyard By Marriott Limited Partnership, hereby agrees to comply with the requirements of Sections 5.10, 5.12, 6.1, 6.3, 6.4, and 6.5 of the Loan Agreement and agrees, following the assignment of the Loan Agreement by the Lender named therein to the Trustee named therein, such Trustee will be entitled to enforce the obligations of the undersigned under such Sections 5.10, 6.1, 6.4, and 6.5 of the Loan Agreement.

          IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officer.



Dated: ___________ __, 1997         CBM ONE CORPORATION


                                    By:
                                       -----------------------
                                       Name:
                                       Title:

LIST OF SCHEDULES

Schedule A                         Description of the Land
Schedule B                         Ground Leases
Schedule 1.3                       Rating Categories
Schedule 2.4.1                     Allocated Loan Amounts
Schedule 2.4.4                     Amortization of Loan
Schedule 3.5A                      Modifications of Ground Leases
Schedule 3.5B                      Options to Purchase Under Ground Leases
Schedule 3.5C                      Notices of Default Under Ground Leases
Schedule 3.5D                      Application of Insurance Proceeds
Schedule 3.23                      Flood Hazard Areas
Schedule 3.25                      Liens
Schedule 4.3.2                     Hotels; Title Insurance Amounts; Endorsements
Schedule 5.11                      Cash Management Procedures

LIST OF EXHIBITS
Exhibit A                        Form of Mortgage Note
Exhibit B                        Form of Local Counsel Opinion
Exhibit C-1                      Form of Parent Debt Intercreditor Agreement
Exhibit C-2                      Form of Permitted Debt Intercreditor Agreement
Exhibit D                        Form of Permitted Debt Note